UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Polaris Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

John P. Wiehoff Chair of the Board	Michael T. Speetzen Chief Executive Officer

On behalf of the Board of Directors and the senior leadership team, we invite you to attend the Polaris Annual Meeting of Stockholders on May 1, 2025, at 9:00 a.m. Central Time. We are grateful for your continued support of Polaris, particularly as our industry navigates this current challenging environment.

In 2024, the powersports industry continued to face a prolonged downcycle, driven by various headwinds impacting manufacturers, dealers and consumers. Polaris navigated these challenges last year by executing and maintaining focus on the areas within our control. We maintained strong relationships with our dealers, launched innovation to our consumers, and enhanced our operational capabilities. We remain focused on emerging from this downcycle as a stronger company.

Despite these challenges, we remain committed to generating stockholder value. The Board approved a 2% quarterly cash dividend increase in January, raising the payout to $0.67 per share. This increase represents the 30th consecutive year of dividend increases and reflects our strong balance sheet and confidence in our long-term strategy.

With a focus on increased transparency, affirmed with stockholder feedback, this year we enhanced our disclosure in the corporate governance section of the proxy regarding our Board structure, director retirement and outside Board service polices, and value placed on long-standing directors. We believe continuity and experience provide tremendous value during times of disruption.

In closing, on behalf of the Board and the senior leadership team, we extend our deep gratitude to the Company’s employees for their continued perseverance and determination during challenging times. We also want to acknowledge our stockholders, and thank you for your commitment and passion for Polaris. We truly believe the Company is taking the appropriate steps to emerge stronger and create a positive future for Polaris.

Sincerely,

1

Polaris Inc. 2100 Highway 55 Medina, Minnesota 55340	Notice of Annual Meeting of Stockholders

Thursday, May 1, 2025

9:00 a.m. Central Time

Polaris Inc. will hold its 2025 Annual Meeting of Stockholders on Thursday, May 1, 2025, at 9:00 a.m. Central Time in a virtual format. You may attend the meeting, submit questions, and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/PII2025. You will need the 16-digit control number that is printed on your Notice of Internet Availability of Proxy Materials or proxy card to enter the Annual Meeting site. We recommend that you log in at least 15 minutes before the meeting begins. The proxy materials were either made available to you over the Internet or mailed to you beginning on or about March 19, 2025. At the meeting, our stockholders will be asked to:

1	Elect three Class I directors for three-year terms ending in 2028.
2	Approve, on an advisory basis, the compensation of our Named Executive Officers.
3	Adopt the Amended & Restated Certificate of Incorporation.
4	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025.
5	Act on any other matters that may properly come before the meeting.

Only stockholders of record at the close of business on March 10, 2025 may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Sarah M. Maveus

Vice President, Legal and Assistant Secretary

March 19, 2025

How to Participate in the Virtual Annual Meeting

PARTICIPATE VIA THE INTERNET	VOTE DURING THE MEETING	SUBMIT QUESTIONS
Visit www.virtualshareholdermeeting.com/PII2025	Click on the vote button on the virtual meeting home page	Questions may be submitted live during the meeting by typing them in the dialog box on the bottom corner of the screen

For technical assistance on the day of the Annual Meeting, call the support line at 800-986-0822 (Toll Free) or 303-562-9302 (International Toll)

Other Ways to Vote Your Shares

INTERNET	TELEPHONE	MAIL
Go to http://www.proxyvote.com and follow the instructions. You will need your proxy card or internet notice	Dial 1-800-690-6903 and follow the instructions You will need your proxy card or internet notice	If you received paper copies of our proxy materials, mark your selection on the enclosed proxy card, date and sign your name, and promptly mail the proxy card in the postage-paid envelope provided

Please see page 81 for proxy voting deadlines. If you are a “street name” stockholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee explaining how to vote your shares.

YOUR VOTE IS IMPORTANT!

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2025.

The Notice of Annual Meeting, our Proxy Statement for the 2025 Annual Meeting of Stockholders, the proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at
https://materials.proxyvote.com/731068.

2

3

4

5

Proxy Statement Summary

2025 Annual Meeting of Stockholders

Date and Time	Place	Proxy Mailing Date	Record Date

Thursday, May 1, 2025 9:00 a.m. Central Time	www.virtualshareholdermeeting.com/PII2025	March 19, 2025	March 10, 2025

Voting Roadmap

	Proposals	Board Recommendation	Details
●	Proposal 1 – Election of three Class I directors for three-year terms ending in 2028	FOR EACH NOMINEE	Page 20
●	Proposal 2 – Approval, on an advisory basis, of the compensation of our Named Executive Officers	FOR	Page 72
●	Proposal 3 – Adoption of Amended and Restated Certificate of Incorporation	FOR	Page 73
●	Proposal 4 – Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025	FOR	Page 74

Information About the Director Nominees and Continuing Directors

Name	Age	Director Since	Independent	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Technology & Innovation Committee
Nominees for election at the 2025 Annual Meeting (Class I Term Ending 2028)
Bernd F. Kessler	66	2010	Yes			X	C
Lawrence D. Kingsley	62	2016	Yes		X		X
Gwynne E. Shotwell	61	2019	Yes	X			X

Directors with terms expiring 2026 (Class II)
George W. Bilicic*	61	2017	Yes	X		C
Gary E. Hendrickson	68	2011	Yes		C	X
Gwenne A. Henricks	67	2015	Yes	X			X

Directors with terms expiring 2027 (Class III)
Kevin M. Farr*	67	2013	Yes	C	X
Darryl R. Jackson*	64	2021	Yes	X		X
Michael T. Speetzen	55	2021	No
John P. Wiehoff(1)	63	2007	Yes		X	X

X   Member          C   Chair          *   Audit Committee Financial Experts          (1)   Board Chair

6	- 2025 Proxy Statement

Proxy Statement Summary

Business and Strategic Overview

Business and Strategic Overview

POLARIS

Think Outside

GLOBAL LEADER IN POWERSPORTS

Powering passion and pioneering new possibilities for all those who play, work and THINK OUTSIDE

#1 MARKET SHARE IN POWERSPORTS

SALES GROWTH %: Mid-Single Digits | **EBITDA %: Mid-to High-Teens** | **ROIC %: Mid-Twenties** | **EPS GROWTH %: Double Digits**

Our Six Strategic Pillars: Best Customer Experience; Rider-Driven Innovation; Best Team,
Best Culture; Inspirational Brands; Agile & Efficient Operations; and Geared for Good

2024 Performance Results

Our performance results from 2024 reflect a pressured powersports industry and our strong commitment to dealer inventory health.

	REPORTED	YoY Change	ADJUSTED*	YoY Change*
Sales	$7,175M	-20%	$7,175M	-20%
EPS	$1.95	-78%	$3.25	-65%
Net Income	$111M	-78%	$185M	-65%
Gross Profit Margin	20.4%	-149bps	20.7%	-127bps
EBITDA Margin	n/a	n/a	8.9%	-257bps
Sales by Segment (% of Total Sales)
79% OFF ROAD	14% ON ROAD	7% MARINE
*	Adjusted financial results: see Appendix A for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

2025 Proxy Statement	7

Proxy Statement Summary

Corporate Governance Highlights

Corporate Governance Highlights

What We Do

Majority independent Board with an independent Chair.	Board oversight of risk management
Majority voting standard for uncontested director elections	Age limit of 72 for directors
Executive sessions of independent directors before and/or after each Board meeting	Non-employee director and executive stock ownership requirements
Independent Board Committees	Robust Code of Conduct applicable to all directors and executives
Substantive annual Board and Committee self-evaluations and periodic independent Board assessment process	NYSE-compliant clawback policy
Active shareholder engagement program

Board Composition

INDEPENDENCE	AVERAGE AGE	AVERAGE TENURE	DIVERSITY

Polaris directors have a diverse range of qualifications and skills

8	- 2025 Proxy Statement

Proxy Statement Summary

Executive Compensation Highlights

Executive Compensation Highlights

Compensation Philosophy

We align executive compensation decisions with our desired business direction, strategy and performance. The key principles of our approach are outlined below:

Compensation Program Design

Our executive compensation program is designed to motivate our executives to develop strategies and pursue priorities that promote growth and deliver strong returns to stockholders. Below we illustrate the key tenets of our compensation program and percentage of the 2024 target total direct compensation opportunity for Mr. Speetzen and the other NEOs (excluding Mr. Pucel, who did not receive long-term incentive compensation due to his retirement) as a group represented by each compensation component.  The annual incentive amounts are based on full year annual incentive plan targets.

TARGET TOTAL DIRECT COMPENSATION

Total Annual Cash: Base Salary + Annual Incentives

+

Long-Term Incentives: Stock Options (50%) + PRSUs (25%) + RSUs (25%)

2024 TARGET TOTAL DIRECT COMPENSATION
(MR. SPEETZEN)

12%
Base Salary
16%
Annual Incentive
72%
Long-term Incentives
70%
At-Risk*

2024 TARGET TOTAL DIRECT COMPENSATION
(AVERAGE OF OTHER NEOs)

21%
Base Salary
21%
Annual Incentive
58%
Long-term Incentives
64%
At-Risk*

** At-risk compensation does not include base salary or restricted stock units (RSUs).*

Our performance-based compensation plans encompass key performance metrics:

- ✔ Earnings Per Share
- ✔ Return on Invested Capital
- ✔ Revenue Growth
- ✔ Net Income
- ✔ EBITDA Margin
- ✔ EBITDA
- ✔ Total Shareholder Return

2025 Proxy Statement	9

Proxy Statement Summary

Corporate Responsibility

Corporate Responsibility

At Polaris, we are continually striving to be good stewards for our employees, riders, communities, industry and the outdoors. As the global leader in powersports, we set a high bar and continue to raise it, holding ourselves accountable by setting measurable, time-specific goals and by tracking our progress. We are committed to working toward the following goals and aspirations and communicating transparently about our progress as we learn and adapt along the way. For more detailed information, see our most recent Geared for Good report, which is available on our website.

10	- 2025 Proxy Statement

Proxy Statement Summary

Corporate Responsibility

ASPIRATIONS

THINK **PLACES**

Positively impacting land and water through stewardship and responsible riding

POSITIVE **IMPACT**

We seek to have a positive impact on the outdoor places where people use our products to enjoy nature and embrace new experiences.

PROTECT WHERE **WE RIDE**

We are committed to promoting responsible riding practices and advancing stewardship initiatives that help protect and care for our natural resources.

For the most complete view of our Corporate Responsibility and ESG efforts, please scan the QR code.

THINK **PEOPLE**

Putting employees, customers, dealers and the communities where we live and work at the center of what we do

EMPLOYEE **WELLBEING**

Investing in our team and helping them to reach their full potential is core to Polaris, and we strive to offer comprehensive wellbeing programs that reflect the broad needs of our employees while furthering initiatives for employee engagement and development.

EMPLOYEE **SAFETY**

We aspire to be an incident-free workplace and aim to protect the health and safety of our employees and contractors through ongoing efforts that eliminate hazards, educate employees and implement preventative measures.

RESPECT IN THE **WORKPLACE**

We believe a respectful workplace is core to our culture, enabling diversity of thought and innovation.

2025 Proxy Statement	11

Corporate Governance

Our Board of Directors is committed to good corporate governance, which it believes will enhance the long-term stability and value of the Company to the benefit of all stakeholders. The Board believes that transparent disclosure of its governance practices helps stockholders assess the stability and value of the Company.

Corporate Governance Guidelines

Our Corporate Governance Guidelines, which are available online on our website at ir.polaris.com/investors/corporate-governance, cover a range of topics, including director selection and qualification, director responsibilities and operation of the Board, director access to management and independent advisors, succession planning, and the annual evaluations of the Board. The Board annually reviews the Corporate Governance Guidelines and updates them, as appropriate, to reflect oversight best practices and to respond to stockholder feedback. In 2024, the Board amended the Corporate Governance Guidelines to reflect the current practice of an annual review and recommendation to the Board of each committee’s composition and the committee chair appointments by the Corporate Governance and Nominating Committee.

Board Structure

The Board currently has ten members and is divided into three classes. The members of one class are elected at each annual meeting of stockholders to serve a three-year term. The Board regularly reviews its classified structure and considers stockholder feedback. At this time, the Board believes a classified board structure allows the Board to more effectively focus on generating long-term stockholder value by helping to insulate directors from potential outside pressure to focus more on short-term results. A classified Board provides Polaris stockholders with stability and continuity and ensures that, at any given time, the Board has serving directors who have extensive knowledge of the Company and its business, competitive dynamics, and strategic goals.

Board Leadership Structure

John Wiehoff serves as independent Chair of the Board. The Board believes that an effective governance structure balances the powers of the CEO and the independent directors and enables the independent directors to be fully informed to discuss and debate the issues that they deem important, and to provide effective oversight of management. The Board believes that the separation of the Chair and CEO roles is appropriate for us at this time because it allows our CEO to focus on executing Company priorities while the independent Chair focuses on leading the Board. The Board reassesses the leadership structure of the Board as needed and has the flexibility to choose a different Board leadership structure if and when it believes circumstances warrant.

The duties and responsibilities of the independent Chair include:

CHAIR DUTIES AND RESPONSIBILITIES

● Presides over Board executive sessions of independent directors	● Approves Board meeting agendas
● Serves as the liaison between the CEO and independent directors	● Has authority to call meetings of independent directors
● If requested by major stockholders, is available for consultation and direct communication	● Conducts and facilitates the annual Board self-evaluation and individual director interviews
● Communicates with the CEO about strategic business issues, governance processes and board relationships	● Coordinates with the Compensation Committee on the CEO evaluation

12	- 2025 Proxy Statement

Corporate Governance

Board Independence

Board Independence

Our Corporate Governance Guidelines, which adopt the current standards for “independence” established by the New York Stock Exchange (the “NYSE”), require a majority of the members of the Board to be independent as determined by the Board. As part of its annual review of independence, the Board must determine that a director has no material relationship with Polaris either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with us. In making this determination, the Board broadly considers all relevant facts and circumstances, including director tenure, in making its independence assessment. The Board has determined that our entire Board, other than Mr. Speetzen, who serves as our CEO, is independent.

The Board based its independence determinations, in part, upon a review by the Corporate Governance and Nominating Committee and the Board of certain transactions between the Company and companies with which certain of our directors have relationships. Each of these transactions were made in the ordinary course of business, at arm’s length, at prices and on terms customarily available to unrelated third-party vendors or customers generally, in amounts that are not material to our business or the business of the counterparty, and in which the director had no direct or indirect personal interest, and did not receive any personal benefit. Specifically, the Corporate Governance and Nominating Committee and the Board reviewed ordinary course purchases by Polaris from Donaldson Company, Inc., and US Bancorp, where Mr. Wiehoff served as a director during the reportable period of 2022 through 2023, ordinary course purchases by Polaris from the Mayo Clinic, where Mr. Bilicic serves as a trustee; and ordinary course purchases of our products by Space Exploration Technologies Corp., where Ms. Shotwell is President and Chief Operating Officer. All of these payments were less than the greater of $1,000,000 or 2% of the recipient’s gross revenues in fiscal 2022, 2023 and 2024.

Director Retirement Policy

Our Corporate Governance Guidelines provide that once a director reaches the age of 72, the director will resign from the Board effective as of the annual meeting immediately following the director’s 72nd birthday. Any member of management (including the CEO) who serves as a director will retire from the Board at the same time he or she discontinues active management responsibilities with the Company or ceases to hold the position held at the time of the last annual meeting, unless requested by the Board to continue to serve. The Board does not believe that arbitrary term limits are appropriate, nor does it believe that directors shall expect to be regularly re-nominated until they reach the mandatory retirement age. The Board believes that diversity of tenure among directors helps to facilitate effective Board oversight, as long-tenured directors provide the Board with a deep knowledge of the Company and our industry, with newer directors providing fresh perspectives. The Board regularly assesses the independence, engagement and contributions of all members in order to maximize the Board’s effectiveness.

Outside Board Service

Directors are expected to devote sufficient time to carrying out their Board duties and responsibilities effectively. The Board believes a director who is not serving as an executive officer of a public company should serve on no more than five public company boards (including our Board), and a director who serves as an executive officer of a public company should serve on no more than two public company boards (including our Board). A director who intends to join a new outside for-profit board of directors must pre-clear their service prior to joining with the Board Chair. The Chair will make a determination on whether to permit or deny the additional service, taking into consideration the time commitments related to the director’s board service, the needs of our Board, potential conflicts of interest and any other relevant factors.

2025 Proxy Statement	13

Corporate Governance

Committees of the Board

Committees of the Board

The Board has designated four standing committees: Audit, Compensation, Corporate Governance and Nominating, and Technology and Innovation. Each committee operates under a written charter that is available on our website at ir.polaris.com/investors/corporate-governance. All members of all the Board committees have been determined by the Board to be independent.

Audit Committee Members: Kevin M. Farr*, Chair George W. Bilicic* Gwenne A. Henricks Darryl R. Jackson* Gwynne E. Shotwell Number of Meetings During 2024: 9 * Audit committee financial expert

The primary function of the Audit Committee is to assist the Board in fulfilling its fiduciary responsibilities by overseeing our financial reporting and public disclosure activities. The Audit Committee’s primary purposes and responsibilities are to:

●

Assist the Board in its oversight of (a) the integrity of our financial statements, (b) the effectiveness of our internal control over financial reporting, (c) our compliance with legal and regulatory requirements, (d) the independent auditor’s performance, qualifications and independence, and (e) the responsibilities, performance, budget and staffing of our internal audit function;

●

Prepare required reports for our annual proxy statement, including the Audit Committee Report that appears later in this proxy statement;

●

Serve as an independent and objective party to monitor our financial reporting process and internal control system; and

●

Provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditors and the Board.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor that Polaris engages, including resolution of disagreements between management and the independent auditor regarding financial reporting for the purpose of preparing its audit report or related work or performing other audit, review or attest services for the Company. Each such independent auditor reports directly to the Audit Committee.

All members of the Audit Committee have been determined to be “independent” and “financially literate” by the Board in accordance with our Corporate Governance Guidelines, rules of the United States Securities and Exchange Commission (the “SEC”), and applicable NYSE listing requirements.

Compensation Committee Members: Gary E. Hendrickson, Chair Kevin M. Farr Lawrence D. Kingsley John P. Wiehoff Number of Meetings During 2024: 6	The primary purpose of the Compensation Committee is to assist the Board in fulfilling its responsibilities relating to: (a) compensation of our directors, (b) compensation of our CEO, (c) compensation of our other executive officers, (d) oversight of Company-wide compensation philosophy, programs, and policies, (e) executive management retention, development and succession planning, and (f) monitoring our compliance with applicable rules and regulations related to executive compensation matters. Among other things, the Compensation Committee also oversees the Company’s human capital strategy (to the extent not covered by the full Board), administers our equity-based and cash incentive plans, reviews the Company’s compensation practices to assess level of risk, reviews and approves goals and objectives related to the compensation of executive officers, reviews and recommends the compensation of the directors to the Board. The Compensation Committee generally may delegate its duties and responsibilities to a subcommittee and subject to certain limitations, may also delegate grant authority under the Polaris Inc. 2024 Omnibus Incentive Plan (or its successor) (the “2024 Omnibus Incentive Plan”) to our officers. The Compensation Committee has the authority to retain independent counsel and other independent experts or consultants.

All members of the Compensation Committee meet the heightened independence requirements prescribed by NYSE listing requirements for compensation committee members.

14	- 2025 Proxy Statement

Corporate Governance

Committees of the Board

Corporate Governance and Nominating Committee Members: George W. Bilicic, Chair Gary E. Hendrickson Darryl R. Jackson Bernd F. Kessler John P. Wiehoff Number of Meetings During 2024: 4	The Corporate Governance and Nominating Committee provides oversight and guidance to the Board regarding the membership, structure, policies and processes of the Board and its committees and facilitates the effective exercise of the Board’s role in the governance of the Company. The purposes of the Corporate Governance and Nominating Committee are to (a) identify individuals qualified to become Board members, consistent with criteria approved by the Board, (b) evaluate the qualifications of potential candidates and recommend director nominees to the Board for election by the stockholders at each annual meeting of stockholders and nominees for election to fill interim vacancies on the Board, (c) develop and recommend to the Board a set of Corporate Governance Guidelines applicable to the Company, (d) review and recommend to the Board for approval corporate policies and practices with respect to the size, composition and functioning of the Board and its committees, (e) oversee the annual evaluation of the performance of the Board and each of its standing committees, and (f) address any related governance matters, including any related matters required by any applicable state and federal law, including the securities laws and the rules and regulations promulgated by the SEC and NYSE. Among other things, the Corporate Governance and Nominating Committee also is responsible for recommending to the Board any revisions to our governance documents, as well as developing board education and overseeing the board evaluation process, reviewing and overseeing compliance with the Company’s policies and procedures regarding related person transactions and conflicts of interest and reviewing sustainability and corporate social responsibility goals and objectives and recommending appropriate measures related to these matters.
Technology & Innovation Committee Members: Bernd F. Kessler, Chair Gwenne A. Henricks Lawrence D. Kingsley Gwynne E. Shotwell Number of Meetings During 2024: 2	The purpose of the Technology & Innovation Committee is to assist the Board by providing governance for the Company’s innovation and technology development as they relate to emerging capabilities and technology insertion strategies for our product plans. Among other things, the Technology & Innovation Committee reviews competitive technologies, trend analyses, competitive advantages and competitive technology analyses to drive innovation priorities. The Technology & Innovation Committee also reviews critical product innovation initiatives and performs a deep-dive into selected technologies. The Technology & Innovation Committee reviews the costs, benefits and risks associated with major innovation and technology investments, including make-versus-buy evaluations, if applicable.

2025 Proxy Statement	15

Corporate Governance

Risk Oversight

Risk Oversight

Our full Board is responsible for overseeing the Company’s overall approach to risk management and is actively engaged in addressing the most significant risks that Polaris faces. While the Board and its committees oversee key risk areas, the Company’s management is responsible for day-to-day risk management identification and mitigation, and for advising the Board on emerging and top enterprise risks.

The Board’s oversight of the Company’s most common risks is structured as follows:

Board of Directors
● Strategic and Competitive ● Operational ● Financial	● Cybersecurity ● Product Quality and Safety ● Economic Climate ● Crisis Response	● ESG ● Global Trade ● Legal and Regulatory ● Succession Planning

Board Committees
AUDIT COMMITTEE	COMPENSATION COMMITTEE	CORPORATE GOVERNANCE AND NOMINATING COMMITTEE	TECHNOLOGY & INNOVATION COMMITTEE
Primary Risk Oversight: ● Financial statement integrity and reporting ● Financial regulatory and compliance ● Internal controls ● Whistleblower complaints	Primary Risk Oversight: ● Executive compensation ● Human capital ● Non-executive director compensation	Primary Risk Oversight: ● Governance structure and processes ● Geared For Good (our corporate responsibility framework) ● Board education	Primary Risk Oversight: ● Competition ● Innovation ● Product regulatory complexity and uncertainty

Management
Management identifies enterprise risks by engaging in an Enterprise Risk Management (“ERM”) process. The ERM process consists of periodic risk assessments performed by Finance in partnership with the business units and other functional experts. Internal Audit presents the ERM conclusions to the Audit Committee. As appropriate, key risks are then discussed with the Board. The Company maintains regular internal risk management meetings, assigns operating risk owners with accountability for specific risk management activities, promulgates its Code of Conduct, maintains strong Legal and Finance departments and an ethics and compliance office, and conducts a comprehensive internal and external audit process.

The Board believes that these processes and the division of responsibilities is an effective approach for addressing the risks facing our Company.

16	- 2025 Proxy Statement

Corporate Governance

Board Effectiveness and Evaluations

Oversight of Sustainability and Corporate Responsibility

The Corporate Governance and Nominating Committee has oversight responsibility over sustainability matters, and the Compensation Committee has oversight responsibility over human capital strategy (to the extent not covered by the full Board). The Board receives and discusses regular reports on sustainability and corporate responsibility matters, including those related to employee and product safety, human capital management, innovation and technology, and Geared for Good initiatives across the Company.

The Company’s Corporate Responsibility Committee advises the Company on matters of significance to Polaris and its stakeholders concerning corporate social responsibility and sustainability, and assists the Board and senior management team in addressing the impact of these matters on the Company’s business, strategies, operations, performance and reputation. Members of the committee include the CEO, CFO, CHRO, and General Counsel (who serves as Chair), reflecting the cross-functional nature of corporate responsibility matters. This committee leverages expertise across our executive team in areas such as Supply Chain, Investor Relations, Human Resources, Manufacturing, Legal, Finance, and Environment, Health and Safety.

Under the oversight of the Corporate Responsibility Committee and with input from the Board, in 2024 we published our annual Geared For Good Report, which sets forth our ESG priorities, our performance in these areas, and targets for future improvement, including our new 2035 environmental goals.

Board Effectiveness and Evaluations

The Corporate Governance and Nominating Committee is responsible for leading and overseeing the Board and committee evaluation process. In addition, the Board retains a third-party independent consultant on a periodic basis, most recently in 2023, to conduct the Board evaluation. Below is a summary of our annual Board and committee evaluation processes, which the Corporate Governance and Nominating Committee reviews every year.

Annual Board and Committee Evaluation Process
●	Each director completes a written questionnaire for the Board and each committee on which the director serves. The questionnaires, which are updated annually, include open-ended questions and space for candid commentary. Topics covered include:
›	Board/committee information and materials and meeting mechanics;
›	Board/committee composition and structure;
›	Board/committee interaction with management and with each other;
›	Board/committee responsibilities and accountability; and
›	Board meeting conduct and culture.
●	The Chair of the Board and the Chair of each committee also conduct interviews with Board members to solicit additional feedback on Board and committee performance and effectiveness.
●	The Chair of the Board also solicits feedback from individual directors on individual director performance and effectiveness.
●	Periodically, most recently in 2023, an independent consultant also interviews individual directors and members of senior management who interact with the Board.
›	Reports are produced summarizing the questionnaire feedback. All comments are unattributed, including those shared in the independent consultant and Chair interviews.

Board and Committee Review and Response

●  To promote effectiveness of the Board, the results of the annual Board evaluation are reviewed first by the Corporate Governance and Nominating Committee and then reviewed and addressed by the full Board in an executive session led by the Chair.

●  The results of each committee’s evaluation are discussed at an executive session and further discussed by the full Board and senior management as appropriate. The Board and each Committee determine what actions are taken in response to the evaluation feedback.

2025 Proxy Statement	17

Corporate Governance

Shareholder Engagement

Shareholder Engagement

Our shareholder engagement efforts take place throughout the year and involve a member of our Board, when requested, key management leaders, and stockholder representatives. In 2024, Polaris reached out to stockholders representing almost 65% of our outstanding shares, and the management team met with stockholders owning almost 12% of our outstanding shares. The discussions covered various topics, including the Company’s strategy, compensation program design, human capital management, sustainability goals and efforts, and governance practices. Following such engagements, management reviews feedback with the executive team, the Corporate Governance and Nominating Committee and, when relevant, the Compensation Committee. As appropriate, the Chairs of the Corporate Governance and Nominating Committee and the Compensation Committee review the stockholder concerns and recommendations with the full Board.

The feedback from these meetings helps inform the Board and management on stockholder priorities and concerns. When appropriate, we make changes to address concerns raised, as noted below.

OUR SHAREHOLDER ENGAGEMENT PROCESS

Assess and Prepare	Outreach and Engagement
●
We assess and monitor:
›
Investor policies and stewardship priorities
›
Stockholder voting results
›
Trends in governance, executive compensation, environmental, social, regulatory, and other matters
●
We identify and prepare for potential topics that are priorities for our stockholders

●
We reach out to our stockholders to request engagement
●
Leaders of relevant management teams and a member of our Board, when requested, meet with stockholders to actively solicit input on issues relevant to our stockholders and to provide insight on the Company’s policies and strategy

Evaluate	Respond
●
Our Board and management team review stockholder input and assess any issues or concerns identified
●
Stockholder input and policies are continuously reviewed and considered when implementing best governance practices by our Board and committees

●
Our Board responds and, when appropriate, takes action to align with stockholder feedback
●
We enhance our disclosure to provide greater transparency on topics significant to our stockholders
●
Based on stockholder feedback in 2024, we enhanced our proxy disclosure to describe the Board’s director evaluation process and its rationale for our classified board structure

Board Meetings

During 2024, the full Board met eight times. Meetings are typically preceded and/or followed by an executive session of the Board without management in attendance, chaired by Mr. Wiehoff. Each of our directors attended at least 75 percent of the aggregate number of meetings of the Board and any Committee on which that director served in 2024. Board members are expected to regularly attend all Board meetings and meetings of the Committees on which they serve as well as the annual stockholder meetings. All members of the Board attended our 2024 Annual Meeting.

Director Orientation and Continuing Education

New directors participate in a comprehensive orientation which includes meetings with senior management to discuss the Company’s strategic plans, financial statements, legal and risk management, corporate responsibility, and key policies and governance practices. In addition, the Corporate Governance and Nominating Committee regularly reviews and recommends topics for director training for the year. We encourage directors to participate in certain recommended external continuing director education programs and provide reimbursement for expenses associated with these events. Continuing director education is also provided during Board meetings by outside experts who present on issues relevant to the Board’s oversight duties. In 2024, outside experts presented to the Board on topics such as artificial intelligence, activism and crisis management, and corporate governance and fiduciary duties. Finally, we provide directors with a quarterly memorandum summarizing relevant SEC, ESG and other corporate governance developments.

18	- 2025 Proxy Statement

Corporate Governance

Certain Relationships and Related Transactions

Certain Relationships and Related Transactions

During 2024, we did not engage in any transactions with related persons that are required to be described in this Proxy Statement pursuant to Item 404(a) of Regulation S-K.

Our written Related-Person Transactions Policy, which is applicable to all of our directors, nominees for directors, executive officers and 5% stockholders and their respective immediate family members, prohibits “related-person transactions” unless approved by the Corporate Governance and Nominating Committee.

Matters considered to be a related-person transaction subject to the policy include any transaction in which we are directly or indirectly a participant and the amount involved exceeds or reasonably can be expected to exceed $120,000, and in which a director, nominee for director, executive officer or 5% stockholder, or any of their respective immediate family members, has or will have a direct or indirect material interest.

Any potential related-person transaction will be analyzed by the General Counsel, in consultation with management, as appropriate, to determine whether the transaction or relationship constitutes a related-person transaction requiring compliance with the policy. The General Counsel’s conclusion and analysis are reported to the Chair of the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee reviews the material facts of all related-person transactions that require the Committee’s approval and either approves or disapproves each one. Any related-person transaction that is not approved or ratified, is voided, terminated or amended, or such other actions may be taken, in each case as determined by the Committee, to avoid or otherwise address any resulting conflict of interest.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all employees, including our CEO, our Chief Financial Officer (“CFO”) and all other executive officers, and the Board, which is available on our website at ir.polaris.com/investors/corporate-governance. The full Board received Code of Conduct training in 2024. If we waive any of the provisions of the Code of Business Conduct and Ethics with respect to the CEO, CFO, any executive officer or member of the Board, we intend to disclose such actions on our website at the same location.

Insider Trading Policies and Procedures

We have adopted an insider trading policy and procedures applicable to directors, officers, employees, and other covered persons, and have implemented processes applicable to us, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards of The New York Stock Exchange. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 18, 2025.

Communications with the Board

Any stockholder or other interested party who desires to communicate with the directors, individually or as a group, may do so by writing to the intended member or members of the Board, c/o Corporate Secretary, Polaris Inc., 2100 Highway 55, Medina, Minnesota 55340, or by sending an email to PolarisCorporate.Secretary@polaris.com.

All such communications received will be reviewed initially by the office of our Corporate Secretary to determine whether the communication is an appropriate message to one or more of our directors and then will be relayed as addressed unless the Corporate Secretary determines that the communication is an advertisement, promotional material, or otherwise inappropriate to disseminate.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers to file initial reports of ownership and reports of changes of ownership of our common stock with the SEC. Executive officers and directors are required to furnish us with copies of all Section 16(a) reports that they file. To our knowledge, based solely upon a review of the reports filed by the executive officers and directors during 2024 and written representations that no other reports were required, we believe that during the year ended December 31, 2024, all filing requirements applicable to our directors, executive officers and 10% beneficial owners, if any, were complied with on a timely basis.

2025 Proxy Statement	19

Proposal 1 — Election of Directors

General Information

The Board currently has ten members and is divided into three classes. The members of one class are elected at each annual meeting of stockholders to serve a three-year term. Our Board selected the three nominees based upon their diverse mix of skills, backgrounds, and perspectives, including their functional areas of experience, educational background, employment experience, and leadership performance. All of the Class I nominees are presently Polaris directors who were elected by stockholders at the 2022 Annual Meeting for terms expiring at the 2025 Annual Meeting.

Proxies will be voted for the election of each of the nominees unless you indicate that you wish to “abstain” or vote “against” any or all of the nominees. Our Certificate of Incorporation provides that nominees will be elected only if they receive a majority of the votes cast with respect to an uncontested election meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” that nominee. Each nominee elected as a director will continue to serve through the expiration of the three-year term or until his or her death, resignation or retirement.

Any director who does not receive a majority of the votes cast “for” his or her election in an uncontested election must promptly tender a resignation. In that event, the Corporate Governance and Nominating Committee must make a recommendation to the Board on whether to accept or reject the resignation. The Board, after taking into account the recommendation, will publicly disclose its decision and rationale within 90 days after the election. The director who failed to receive a majority vote will not participate in the decision.

We expect each nominee standing for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for any substitute nominees designated by the Board, unless an instruction to the contrary is indicated on the proxy. There are no family relationships between or among any of our executive officers, directors or director nominees.

Board Refreshment

The Company’s comprehensive Board and Committee refreshment and succession planning process is designed to enable the Board and each Committee to be comprised of highly qualified directors, with the independence and diversity of skills and perspectives to provide strong and effective oversight. As a result of this process, in the last five years, the Company has added three new directors resulting in a Board with a comprehensive skill set relevant to our industry and future as well as resulting in a balanced mix of tenures.

Previously, in preparation for launching a director search and after a comprehensive Board evaluation led by a leading external firm, the Corporate Governance and Nominating Committee refreshed its skills matrix. Since that time, the Corporate Governance and Nominating Committee regularly reviews and refreshes its skills matrix. In the past, the Corporate Governance and Nominating Committee has retained a national executive and director search firm to assist the Board in conducting searches to identify potential qualified candidates to be considered for possible appointment to the Board. The independent search firm provided the Corporate Governance and Nominating Committee with background information on candidates as well as an assessment of the qualifications of the potential candidates. The Corporate Governance and Nominating Committee then evaluated and screened the candidates, including interviewing and reviewing the candidates against the criteria for selecting director nominees, including the specific skills discussed herein, functional areas of experience, educational background, employment experience, diversity of perspective, and leadership performance. When the Corporate Governance and Nominating Committee deems it in the best interest of the Company to add a new director to the Board, the Committee expects to again retain a national executive director search firm to assist the Board in conducting a search.

20	- 2025 Proxy Statement

Proposal 1 — Election of Directors

Board Diversity

Board Diversity

We also recognize the value and strategic importance of Board diversity. The Corporate Governance and Nominating Committee considers, as required by its charter as well as the Company’s Corporate Governance Guidelines, the Board’s overall balance of diversity of perspectives, backgrounds, and experience in areas relevant to the Company’s strategy when selecting Board nominees, as well as race and gender. The Board believes its diversity, shown below, contributes to overall effectiveness.

DIVERSITY

Director Skills and Qualifications Criteria

The Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and perspective on the Board and also evaluates intangible factors it deems appropriate to develop a heterogeneous and cohesive Board. These intangible factors, which are described in the Committee’s charter, include characteristics such as integrity, judgment, and diversity of thought, as well as the willingness and ability of the candidate to devote adequate time to Board duties for a sustained period.

In response to stockholder feedback, the Corporate Governance and Nominating Committee enhanced its skills matrix to identify skills attributable to each individual director and developed a matrix to convey how each skill is aligned with each of Polaris’ six strategic pillars. The Committee regularly reviews, and if necessary refreshes, these matrices.

2025 Proxy Statement	21

Proposal 1 — Election of Directors

Director Skills and Qualifications Criteria

The matrix below shows how our preferred Board skills are aligned with the Company’s six strategic pillars.

Strategic Pillars
	Best Customer Experience	Inspirational Brands	Rider-Driven Innovation	Agile & Efficient Operations	Best Team, Best Culture	Geared For Good
Board Skills
Accounting and Financial Expertise Specialized financial reporting expertise, e.g. experience as a CFO/CPA at Big-4 firm
Consumer Insights/Marketing Expertise Exec-level role overseeing consumer insights or marketing at a large company
Consumer/Manufacturing Industry Expertise Exec-level role in the consumer and manufacturing industry
Corporate Governance Experience Experience serving on and leading boards/committees of other large public companies
Digital/E-Commerce Expertise Specialized expertise in digital marketing, digital technology, data analytics, and/or AI
Executive Leadership Experience Current or former executive or CEO at a large company
Global Experience Current or former executive or CEO role at a global company or a company with international operations
Innovation/Technology Exec-level role overseeing significant innovation
Legal Expertise Specialized legal qualifications, e.g. experience as a JD at a large firm or company
Product Quality and Safety Expertise Exec-level role overseeing product quality and safety
Regulatory/Compliance Expertise Exec-level role in a highly regulated industry or overseeing regulatory/compliance programs
Risk Management/Oversight Exec-level role with significant enterprise risk-management responsibility
Strategy and M&A Significant experience leading strategy and M&A matters

22	- 2025 Proxy Statement

Proposal 1 — Election of Directors

Director Skills and Qualifications Criteria

Our Board is comprised of individuals with a diverse mix of experience, backgrounds and skill sets that complement the Company’s long-term strategy. Our directors possess the professional and personal qualifications and attributes necessary to effectively oversee and guide our business and future direction. Set forth below is a matrix identifying the skills possessed by each individual director.

Director Skills
	George Bilicic	Kevin Farr	Gary Hendrickson	Gwenne Henricks	Darryl Jackson	Bernd Kessler	Lawrence Kingsley	Gwynne Shotwell	Michael Speetzen	John Wiehoff
Accounting and Financial Expertise
Consumer/Manufacturing Industry Expertise
Consumer Insights/Marketing Expertise
Corporate Governance Experience
Digital/E-Commerce Expertise
Executive Leadership Experience
Global Experience
Innovation/Technology
Legal Expertise
Product Quality and Safety Expertise
Regulatory/Compliance Expertise
Risk Management/Oversight
Strategy and M&A
Diversity
Gender
Race/Ethnicity

2025 Proxy Statement	23

Proposal 1 — Election of Directors

Information Concerning Nominees and Directors

Information Concerning Nominees and Directors

Our directors bring a broad range of leadership and experience to the boardroom and regularly contribute to the dialogue involved in effectively overseeing and guiding our business and affairs. Other than our CEO, all of the members of the Board are independent. Preparation, engagement and participation are expected from our directors, as well as high personal and professional ethics, integrity and values. All of our current directors and the director nominees satisfy such requirements. With a diverse mix of experience, backgrounds and skill sets that complement the Company’s long-term strategy, the Board believes it is well positioned to represent the best interests of the Company’s stockholders. The principal occupation, specific experience, qualifications, attributes or skills and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth on the following pages.

If a stockholder wishes to have the Corporate Governance and Nominating Committee consider a candidate for nomination as a director, the stockholder’s notice must include the information specified in our Bylaws, including the stockholder’s name and address, the information required to be disclosed by the SEC’s proxy rules, a written consent of the candidate to be named in the proxy statement and to serve as a director if elected, specified information regarding the stockholder’s interests in our capital stock, and the representations specified in our Bylaws. The Corporate Governance and Nominating Committee will evaluate recommended nominees based on the factors identified in the Corporate Governance and Nominating Committee Charter, a copy of which is available on our website at ir.polaris.com/investors/corporate-governance. Alternatively, stockholders may directly nominate a person for election to our Board by complying with the procedures set forth in our Bylaws, any applicable rules and regulations of the SEC and any other applicable laws. From time-to-time, the Corporate Governance and Nominating Committee works with third-party search firms to assist in the identification and evaluation of potential director candidates and will also consider any director candidates submitted by other stakeholders (subject to the terms of the Company’s Bylaws).

The Board, upon recommendation of the Corporate Governance and Nominating Committee, unanimously recommends a vote FOR the election of the Class I nominees as directors.

Director Nominees — Class I (Term Ending 2025)

Age 66 Director since: 2010 INDEPENDENT Committees: ● Technology & Innovation, Chair ● Corporate Governance & Nominating	BERND F. KESSLER

Skills and Qualifications:

Mr. Kessler contributes to the Board manufacturing industry expertise, executive leadership and innovation, regulatory/compliance experience acquired through his leadership roles with a number of global aerospace, automotive and engineering companies. He obtained global experience while service as the CEO of SRTechnics AG which has facilities throughout Europe, the Middle East and China and while serving as President and CEO of MTU where he was an integral part of the company’s successful initial public offering on the Frankfurt Stock Exchange. Mr. Kessler also brings to the board product quality and safety expertise, risk management and strategy and M&A experience developed through his numerous executive leadership roles, including at AlliedSignal Corp and its successor, Honeywell International Inc.

Other Current Public Company Directorships:

●
Latecoere S.A., a leader in aerostructures and interconnection systems (since 2023)

Former Public Company Directorships Held during the Past 5 Years:

●
None

Experience:

●
Chief Executive Officer, SRTechnics AG, a privately-held aircraft component and engine service provider (2008 - 2010)
●
President and Chief Executive Officer, MTU Maintenance, a subsidiary of Aero Engines AG, an aircraft engine manufacturer (2004 – 2007)
●
Held management and executive positions for 20 years at Honeywell International Inc. and its predecessor company AlliedSignal Corp.
●
Serves as the Chairman of ProXES GmbH and on the board of KE Fischer GmbH

24	- 2025 Proxy Statement

Proposal 1 — Election of Directors

Information Concerning Nominees and Directors

Age 62 Director since: 2016 INDEPENDENT Committees: ● Compensation ● Technology & Innovation	LAWRENCE D. KINGSLEY

Skills and Qualifications:

Mr. Kingsley has innovation and technology expertise and global, strategy and M&A, and executive leadership experience in the consumer/manufacturing industry gained through his senior leadership roles with Pall Corporation and IDEX Corporation, both high-technology, high-growth multinational public companies. He also brings to the Board expertise in risk management and oversight, corporate governance experience and regulatory/compliance expertise acquired while serving on other public company boards, including in board leadership roles.

Other Current Public Company Directorships:

●
Chair, IDEXX Laboratories, Inc., a multinational pet healthcare innovation company (since 2019)
●
Chair, Mirion Technologies Inc., a medical and technological products company (since 2021)

Former Public Company Directorships Held during the Past 5 Years:

●
Rockwell Automation Corporation (2013 - 2021)

Experience:

●
Pall Corporation, a global supplier of filtration, separations and purification products
–
Chairman and Chief Executive Officer (2013 – 2015)
–
Chief Executive Officer and President (2011 – 2013)
●
Chairman, President and CEO, IDEX Corporation, a developer, designer and manufacturer of fluid and metering technologies and health and science technologies (2005 – 2011)
●
Held management positions of increasing responsibility with Danaher Corporation, Kollmorgen Corporation and Weidmuller Incorporated
●
Advisory Director to Berkshire Partners, private equity investment firm (since May 2016)
–
Serves on the boards of Consolidated Precision Products and Harvey Performance, both Berkshire Partners portfolio companies.
●
Serves on the board and is President of the Thousand Islands Land Trust

Age 61 Director since: 2019 INDEPENDENT Committees: ● Audit ● Technology & Innovation	GWYNNE E. SHOTWELL

Skills and Qualifications:

Ms. Shotwell has technology and innovation, global, executive leadership, and manufacturing industry experience and expertise in product quality and safety acquired through her senior leadership roles in the aerospace sector. Through her current role as President and COO at SpaceX, she developed experience in regulatory and risk management functions. Ms. Shotwell also brings to the Board her expertise in consumer insights and strategy developed during her career focused on supporting current and future space capabilities, including during her time at Microcosm, a company recognized for innovations in space mission engineering.

Other Current Public Company Directorships: ● None Former Public Company Directorships Held during the Past 5 Years: ● None

Experience:

●
Space Exploration Technologies Corp. (SpaceX), a private American aerospace manufacturer and space transportation services company
–
President and Chief Operating Officer (since 2008)
–
Vice President, Business Development (2002 – 2008)
●
Director, Space Systems Division, Microcosm, Inc.
●
Senior Project Engineer, The Aerospace Corporation
●
Serves as a director of the Minerva Project and SpaceX, and a Trustee of Northwestern University.

2025 Proxy Statement	25

Proposal 1 — Election of Directors

Information Concerning Nominees and Directors

Continuing Directors — Class II (Term Ending 2026)

Age 61 Director since: 2017 INDEPENDENT Committees: ● Audit ● Corporate Governance and Nominating, Chair	GEORGE W. BILICIC

Skills and Qualifications:

Mr. Bilicic has extensive leadership and risk management and oversight experience acquired while addressing complex situations in the legal field and the financial, energy and infrastructure sectors. He brings to the Board significant accounting and financial expertise, as well as innovation and technology and global experience, obtained over 20 years in leadership roles at Lazard, a leading financial advisory and asset management firm. He also possesses deep insights into strategy and M&A gained over his career, including while serving as a Managing Director in the Mergers & Acquisition department at Merrill Lynch. The Board also benefits from his corporate governance experience and his regulatory/compliance and legal expertise developed while at Cravath, a large law firm, earlier in his career and during his time at Lazard. Such skills were further advanced more recently when he served as Chief Legal Officer and Chief Compliance Officer at Sempra Energy, one of the largest utility holding companies in the United States, where he had broad responsibilities across various businesses, legal, compliance, strategy and business development.

Other Current Public Company Directorships: ● None Former Public Company Directorships Held during the Past 5 Years: ● None

Experience:

●
Lazard Ltd., a leading financial advisory and asset management firm
–
Vice Chairman, Investment Banking and Global Head of Power, Energy & Infrastructure and member of Global Executive Committee (since April 2020)
–
Served in various roles including as Vice Chairman of Investment Banking, Head of U.S. Midwest Investment Banking and Global Head of Power, Energy & Infrastructure (2002 – May 2008 and November 2008 - June 2019)
●
Served in various executive roles, including President, Chief Legal Officer, and Chief Compliance Officer, Sempra Energy, an energy infrastructure company (June 2019 – March 2020)
●
Managing Director and Head of Infrastructure, Kohlberg Kravis Roberts & Co. (May 2008 - October 2008)
●
Managing Director, Merrill Lynch & Co., Inc. (2001 - 2002)
●
Partner, Cravath, Swaine & Moore LLP (1995 – 2000)
●
Serves on the boards of the Mayo Clinic and Georgetown University Law Center

26	- 2025 Proxy Statement

Proposal 1 — Election of Directors

Information Concerning Nominees and Directors

Age 68 Director since: 2011 INDEPENDENT Committees: ● Compensation, Chair ● Corporate Governance and Nominating	GARY E. HENDRICKSON

Skills and Qualifications:

Mr. Hendrickson brings to the Board significant consumer and manufacturing industry expertise, knowledge of the competitive landscape, marketing and consumer insights that he developed during his 23-year tenure at Valspar, a global paint and coating manufacturing company, and his service as the Chairman of the Board of The AZEK Company Inc., a manufacturer of residential and commercial outdoor living products. He also brings to the Board extensive global and executive leadership experience and expertise overseeing strategy, M&A, risk management, and regulatory and compliance matters that he obtained while holding leadership positions with responsibility for Asia Pacific operations and later serving as COO and then CEO of Valspar up through and including the $11.3 billion acquisition of Valspar by Sherwin Williams in 2017. The Board also benefits from his corporate governance experience gained serving on other public company boards.

Other Current Public Company Directorships:

●
Chair, The AZEK Company Inc., an outdoor living products manufacturer (since 2017)

Former Public Company Directorships Held during the Past 5 Years:

●
Waters Corporation, a laboratory instrument and software company (2018 – 2022)

Experience:

●
The Valspar Corporation, a global paint and coatings manufacturer (1997 – 2017)
–
Chairman and Chief Executive Officer (2011 – 2017)
–
President and Chief Operating Officer (2008 – 2011)
–
Held various other executive leadership roles including positions with responsibility for the Asia Pacific operations

Age 67 Director since: 2015 INDEPENDENT Committees: ● Audit ● Technology & Innovation	GWENNE A. HENRICKS

Skills and Qualifications:

Ms. Henricks has substantial manufacturing industry expertise, and strategy and M&A and global experience, developed over her 35-year career at Caterpillar, Inc., the world’s largest manufacturer of construction equipment. In her role as Vice President of Caterpillar’s Industrial Powers Systems Division, she oversaw the global business unit’s supply chain, manufacturing, product management and development, external sales and distribution functions. Her engineering and executive leadership roles throughout her career, including service as Vice President, Product Development & Global Technology, and Chief Technology Officer contributed to her expertise in innovation and technology, product quality and safety, regulatory and compliance and risk management.

Other Current Public Company Directorships: ● None Former Public Company Directorships Held during the Past 5 Years: ● None

Experience:

●
Caterpillar Inc., a world leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives (1981 – 2016)
–
Chief Technology Officer and Vice President, Product Development & Global Technology (2013 – 2016)
–
Vice President, Industrial Power Systems Division (2009 - 2012)
–
Held numerous engineering and executive roles progressing in scope and complexity
●
Serves on the board of Decision Sciences International Corporation and the Bradley University Engineering Advisory Committee

2025 Proxy Statement	27

Proposal 1 — Election of Directors

Information Concerning Nominees and Directors

Continuing Directors — Class III (Term Ending 2027)

Age 67 Director since: 2013 INDEPENDENT Committees: ● Audit, Chair ● Compensation	KEVIN M. FARR

Skills and Qualifications:

Mr. Farr brings to the Board his in-depth accounting and financial expertise and background in overseeing strategy and M&A, risk management, and regulatory and compliance matters developed over his career in corporate finance, including roles as Chief Financial Officer at Mattel and ChromaDex and his service with a leading accounting firm PricewaterhouseCoopers.  He also contributes executive leadership and global experience, especially in the consumer and manufacturing industry, gained during a two-decade tenure with Mattel where he served in various leadership roles, including as the company Controller.

Other Current Public Company Directorships: ● None Former Public Company Directorships Held during the Past 5 Years: ● None

Experience:

●
Chief Financial Officer, ChromaDex Corp., a science-based nutraceutical company (2017 – 2022)
●
Mattel, Inc., a world-wide leader in the design, manufacture, and marketing of toys and family products (1991 – 2017)
–
Executive Vice President and Chief Financial Officer (2000 – 2017)
–
Served in multiple leadership roles
●
Spent 10 years at PricewaterhouseCoopers
●
Serves on the board of West Los Angeles Ronald McDonald House Charities

Age 64 Director since: 2021 INDEPENDENT Committees: ● Audit ● Corporate Governance & Nominating	DARRYL R. JACKSON

Skills and Qualifications:

Mr. Jackson possesses deep accounting and financial, consumer insights and marketing expertise, as well as executive leadership and strategy experience, gained during his more than 30-year career in financial services. He also provides manufacturing industry and digital and E-commerce expertise developed through various roles at Hendrick Automotive Group and Chrysler Financial. He contributes to the Board his global experience, regulatory and compliance and risk management expertise developed over his career, including time as a Director of the advisory business of PricewaterhouseCoopers and as an auditor for Deloitte and Touche.

Other Current Public Company Directorships: ● None Former Public Company Directorships Held during the Past 5 Years: ● None

Experience:

●
Hendrick Automotive Group, the largest privately held automotive retail organization in the United States
–
Vice President, Financial Services and Fixed Operations (since 2020)
–
Vice President, Financial Services (2018 – 2020)
–
Director, Business Development and Strategic Initiatives (2015 – 2018)
●
Director – Advisory, PricewaterhouseCoopers (2012 – 2015)
●
Chrysler Financial (1992 – 2011)
–
Chief Operating Officer (2008 – 2011)
–
Held leadership positions in operations, sales, marketing, and financial analysis
●
Serves on the boards of the North Carolina Automobile Dealers Association and Securian Financial

28	- 2025 Proxy Statement

Proposal 1 — Election of Directors

Information Concerning Nominees and Directors

Age 55 Director since: 2021 CEO Committees: ● None	MICHAEL T. SPEETZEN

Skills and Qualifications:

Mr. Speetzen has executive leadership experience in the consumer and manufacturing industries and expertise in innovation and technology, gained while serving as CFO and then CEO at Polaris and in prior senior roles at StandardAero, ITT and Xylem. He also possesses comprehensive expertise in accounting and finance, strategy and M&A, and risk management oversight, as well as global experience, acquired through his career in various leadership roles with corporate finance groups of multinational manufacturing companies such as Honeywell, General Electric and Xylem. He also brings to the Board corporate governance experience gained from serving on other public boards.

Other Current Public Company Directorships: ● Pentair plc, an American water treatment company (since 2018) Former Public Company Directorships Held during the Past 5 Years: ● None

Experience:

●
Polaris Inc.
–
Chief Executive Officer (since 2021)
–
Interim Chief Executive Officer (January 2021 – April 2021)
–
Executive Vice President and Chief Financial Officer (2015 - 2020)
●
Senior Vice President and Chief Financial Officer, Xylem, Inc., a leading water technology company (2011 when the company was formed from the spinoff of the water businesses of ITT Corporation – 2015)
●
Joined ITT Corporation, a worldwide manufacturing company, in 2009
●
Executive Vice President and Chief Financial Officer, StandardAero Company, a maintenance, repair and overhaul service provider
●
Held positions of increasing responsibility in the finance functions of Honeywell and General Electric

Age 63 Director since: 2007 INDEPENDENT BOARD CHAIR since 2021 Committees: ● Compensation ● Corporate Governance and Nominating	JOHN P. WIEHOFF

Skills and Qualifications:

Mr. Wiehoff brings to the Board expertise in strategy around technological transformation as well as global and executive leadership experience gained as a senior executive of C.H. Robinson Worldwide, a global transportation and supply chain company with over $24 billion in revenue. He acquired accounting, financial reporting, and risk management expertise through his service as a public company CFO and additional experience working at a large accounting firm. He also contributes to the Board his corporate governance experience acquired through his service on the boards of public companies.

Other Current Public Company Directorships:

●
Union Pacific Corporation, operator of North America’s premier railroad franchise (since 2023)
●
US Bancorp, the fifth largest banking institution in the United States (since 2020)

Former Public Company Directorships Held during the Past 5 Years:

●
Donaldson Company, Inc. (2003 – 2022)
●

C.H. Robinson Worldwide, Inc. (2002 - 2020)

Experience:

●
C.H. Robinson Worldwide, Inc., a transportation, logistics and sourcing company (1992 – 2020)
–
Chairman of the Board (2007 - 2020)
–
Chief Executive Officer (2002 – 2019)
–
Held multiple leadership roles including President and Chief Financial Officer
●
Held positions at Arthur Andersen LLP

2025 Proxy Statement	29

Director Compensation

Compensation for independent directors is divided into cash and stock components. The Compensation Committee conducts an annual review of our independent director compensation and makes a recommendation for changes, as appropriate, to the Board. For 2024, the Compensation Committee’s outside consultant, Willis Towers Watson, assessed the compensation paid to our independent directors against director compensation trends and data from our 2023, 20-company peer group (described in this proxy statement). After completing its review, in consultation with Willis Towers Watson, the Compensation Committee recommended no changes to our Board member fees and deferred stock unit grants effective April 25, 2024. The principal features of the compensation received by our independent directors are described below. Mr. Speetzen, our CEO, receives no compensation for his service as a director.

Director Fees

We currently pay each independent director an annual cash retainer; our independent Chair, committee Chairs and each committee member each receive an additional annual fee. Any independent director may elect to defer the receipt of all or a specified portion of the retainer and fee payments under the Polaris Inc. Deferred Compensation Plan for Directors (the “Director Deferred Compensation Plan”) (as described below). The fees for 2024 for each role are set forth below:

Annual Director Fees	1/1/24 - 12/31/24
Board Member	$110,000
Independent Board Chair	$170,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$20,000
Corporate Governance and Nominating Committee Chair	$15,000
Technology & Innovation Committee Chair	$15,000
Audit Committee Member	$10,000
Compensation Committee Member	$7,500
Corporate Governance and Nominating Committee Member	$5,000
Technology & Innovation Committee Member	$2,500

Deferred Stock Units

In addition to the director cash fees, we grant our independent directors an annual award of deferred stock units in an amount determined by the Board. For 2024, the directors were each granted deferred stock units with a target grant date fair value of $150,000. The deferred stock units were issued under our 2024 Omnibus Incentive Plan and are fully vested upon issuance. Upon termination of service as a director or upon an earlier change in control of our Company, each independent director will receive one share of common stock for every deferred stock unit credited to his or her account. Dividend equivalents are credited to independent directors as if the deferred stock units are outstanding shares of common stock. Such dividend equivalents are deferred in the same manner as the underlying deferred stock unit and are deemed invested in additional deferred stock units.

30	- 2025 Proxy Statement

Director Compensation

Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines, which provide that each independent director is expected to own, directly or indirectly, shares of our common stock, common stock equivalents and/or deferred stock units (as described below) having a value of at least five times the amount of the annual Board member retainer (a total of $550,000). All independent directors are expected to satisfy the stock ownership guidelines within four years following the date they are first elected to the Board. All directors are in compliance with the stock ownership guidelines.

Deferred Compensation Plan

Under the Director Deferred Compensation Plan, independent directors can defer all or a portion of the cash director fees they would otherwise receive. Directors may elect to defer their compensation into either common stock equivalents (“CSEs”) based on the then fair market value of Polaris common stock or into various investment options at Fidelity Investments Inc. Each CSE represents the economic equivalent of one share of our common stock and dividend equivalents (which are deemed invested in additional CSEs) are credited to independent directors as if the CSEs are outstanding shares of common stock.

As soon as practicable after an independent director’s service on the Board terminates, or such other later distribution date as the director elects, the director will receive a distribution of the deferred compensation then credited to him or her under the Director Deferred Compensation Plan. If an independent director dies while serving on the Board, the shares and cash credited to that director under the Director Deferred Compensation Plan will be issued to his or her beneficiary. Upon a change in control of our Company (as defined in the Director Deferred Compensation Plan), each independent director will receive a cash payment equal to the value of his or her accumulated deferred compensation.

Use of Polaris Products

We encourage each of our independent directors to use up to ten Polaris products or services of their choosing, at no charge, to gain a first-hand understanding of the riding experience of our customers and to provide the independent directors an opportunity to evaluate product design and quality. The products used by the directors can be returned to the Company or purchased at a price greater than cost at the end of a defined usage period based upon months, miles or hours, depending upon the product line. Historically, we have sold the returned products to dealers or through auction at an amount greater than the cost of such products to the Company. As part of this program, all directors also receive the Company’s parts, garments, accessories, and services at no cost.

2025 Proxy Statement	31

Director Compensation

2024 Director Compensation Table

The following table sets forth the compensation earned by each of our independent directors for the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
George W. Bilicic	140,000	149,987	3,973	293,960
Kevin M. Farr	147,500	149,987	5,401	302,888
Gary E. Hendrickson	142,500	149,987	34,101	326,588
Gwenne A. Henricks	122,500	149,987	7,197	279,684
Darryl R. Jackson	125,000	149,987	8,659	283,646
Bernd F. Kessler	132,500	149,987	–	282,487
Lawrence D. Kingsley	120,000	149,987	20,913	290,900
Gwynne E. Shotwell	122,500	149,987	10,746	283,233
John P. Wiehoff	292,500	149,987	4,693	447,180
(1)	Directors may defer all or a portion of the fees otherwise payable to them in accordance with our Director Deferred Compensation Plan. With the exception of Messrs. Jackson, Kingsley, and Wiehoff, each of the current directors deferred all fees otherwise payable to him or her in 2024. The deferred amounts were converted into CSEs at the then current market price per share of our common stock, with the exception of Mr. Farr who deferred his fees into a Fidelity investment account. The aggregate number of CSEs held by each independent director as of December 31, 2024 is reflected in the “Stock Awards” column of the “Independent Directors — Outstanding Equity Awards at Fiscal Year-End” table appearing below.
(2)	On April 25, 2024, the continuing independent directors were each awarded under the 2024 Omnibus Incentive Plan 1,801 deferred stock units, each with a value equal to one share of our common stock. The grant date fair value for these deferred stock units was $83.28 per unit and was calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718) based on the closing market price of our common stock on the award date. The aggregate number of deferred stock units and CSEs held by each independent director as of December 31, 2024 is reflected in the “Stock Awards” column of the “Independent Directors — Outstanding Equity Awards at Fiscal Year-End” table appearing below.
(3)	The following table provides more information on the type and amount of benefits included in the All Other Compensation column.

Name	Perquisites ($)(a)	Gross Up on Perquisites ($)(b)	Total ($)
George W. Bilicic	2,255	1,718	3,973
Kevin M. Farr	3,065	2,336	5,401
Gary E. Hendrickson	19,352	14,749	34,101
Gwenne A. Henricks	4,084	3,113	7,197
Darryl R. Jackson	4,914	3,745	8,659
Bernd F. Kessler	–	–	–
Lawrence D. Kingsley	11,868	9,045	20,913
Gwynne E. Shotwell	6,098	4,648	10,746
John P. Wiehoff	2,663	2,030	4,693
(a)	The value shown includes the cost to the Company for Polaris parts, garments, accessories, and services and the cost of the use of Polaris products. The products used by our directors are either returned to the Company or purchased at a price greater than cost at the end of the defined usage period. We sell the returned products to dealers or through auction at an amount greater than cost of such products to the Company. The amount included is the imputed value based on the estimated fair market value of the use of the unit (or units) for the period of time that the unit was in the director’s possession.
(b)	This amount represents tax gross-ups on the use of Polaris products and related parts, garments, and accessories.

32	- 2025 Proxy Statement

Director Compensation

Independent Directors — Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the number of shares of common stock underlying outstanding stock awards for each of the independent directors as of December 31, 2024.

Name	Stock Awards(1)
George W. Bilicic	20,489
Kevin M. Farr	17,489
Gary E. Hendrickson	40,127
Gwenne A. Henricks	26,174
Darryl R. Jackson	4,909
Bernd F. Kessler	47,451
Lawrence D. Kingsley	19,683
Gwynne E. Shotwell	16,800
John P. Wiehoff	77,889
(1)	Includes CSEs awarded to directors under the Director Deferred Compensation Plan, deferred stock units awarded under the 2024 Omnibus Incentive Plan, and the Polaris Inc. 2017 Omnibus Incentive Plan, as Amended (the “2017 Omnibus Incentive Plan”) and the accompanying dividend equivalent units credited on each form of award.

2025 Proxy Statement	33

Compensation Discussion and Analysis

The Compensation Discussion and Analysis (“CD&A”) describes our compensation objectives and policies and the compensation awarded to our Named Executive Officers (“NEOs”) for 2024. Our NEOs for 2024 are:

Name	Title
Michael T. Speetzen	Chief Executive Officer
Robert P. Mack	Chief Financial Officer and Executive Vice President – Finance and Corporate Development
Stephen L. Eastman(1)	Former President – Parts, Garments and Accessories (PG&A) and Aftermarket
Michael D. Dougherty	President – On Road and International
James P. Williams	Senior Vice President – Chief Human Resources Officer
Steven D. Menneto(2)	Former President – Off Road
Kenneth J. Pucel(3)	Former Executive Vice President – Global Operations and Chief Technology Officer
(1)	Mr. Eastman stepped down from his role as President, PG&A and Aftermarket on December 31, 2024.
(2)	Mr. Menneto resigned from the Company on July 19, 2024.
(3)	Mr. Pucel retired from the Company on April 12, 2024.

Executive Summary

Compensation Philosophy

Our executive compensation is based on a pay for performance philosophy to align executive compensation decisions with our corporate strategy. The goal is to provide executives with competitive compensation opportunities and actual pay outcomes that reward successful company and individual executive performance. In addition, our program is designed to attract, motivate, and retain highly qualified executives to achieve annual and long-term goals that create stockholder value and align with stockholder interests through a combination of base salary, annual incentives and long-term incentives with explicit financial metrics. We generally target market median for base salary and above market median for annual and long-term incentives such that the resulting pay percentile reflects our market competitive performance percentile. Our program, by design, places an emphasis on performance-based variable compensation as the largest percentage of total direct compensation for our executives. The primary objectives and priorities of the compensation program for our NEOs are the following:

We believe that our compensation policies and practices are designed to mitigate compensation-related risks to the Company’s long-term performance, ethical standards and reputation. The following table illustrates some of those policies and practices.

34	- 2025 Proxy Statement

Compensation Discussion and Analysis

Executive Summary

What We Do	What We Don’t Do
Majority of executive pay is performance-based and not guaranteed	No hedging of stock by directors or executives; limited ability to pledge
Appropriate balance between short-term and long-term compensation to discourage short-term risk taking	No excise tax gross-ups upon a change in control
“Double trigger” change in control and termination of employment provisions	No payment of dividends or dividend equivalents on unearned or unvested RSUs
Rigorous stock ownership guidelines: CEO must own 7x his base salary; CFO and EVPs must own 4x base salary, and all other officers must own 2x base salary	No repricing of underwater stock options without stockholder approval
NYSE-compliant clawback policy allows recovery of cash-or equity-based incentive compensation payments upon occurrence of certain financial restatements
Varied quantitative performance measures
Executive sessions following each Compensation Committee meeting

Compensation Program Design

We have designed an executive compensation program that is significantly weighted towards long-term goals. This approach aids us in the retention of executive officers and helps assure that the interests of our executive officers and stockholders are aligned. The program emphasizes performance-based and equity-based compensation as a percentage of total direct compensation (base salary and target annual and long-term incentives). Below we illustrate the key tenets of our compensation program and percentage of the 2024 target total direct compensation opportunity for Mr. Speetzen and the other NEOs (excluding Mr. Pucel, who did not receive long-term incentive compensation due to his retirement) as a group represented by each compensation component.  The annual incentive amounts are based on full year annual incentive plan targets.

2025 Proxy Statement	35

Compensation Discussion and Analysis

Executive Summary

TARGET TOTAL DIRECT COMPENSATION

Total Annual Cash				Long-Term Incentives				
Base Salary	+	Annual Incentives	+	Stock Options (50%)	+	PRSUs (25%)	+	RSUs (25%)

2024 TARGET TOTAL DIRECT COMPENSATION
(MR. SPEETZEN)

12%
Base Salary
16%
Annual Incentive
72%
Long-term Incentives
70%
At-Risk*

2024 TARGET TOTAL DIRECT COMPENSATION
(AVERAGE OF OTHER NEOs)

21%
Base Salary
21%
Annual Incentive
58%
Long-term Incentives
64%
At-Risk*

** At-risk compensation does not include base salary or restricted stock units (RSUs).*

Plans are significantly weighted to performance-based, long-term objectives
At-risk compensation of 70% for CEO and 64% on average for other NEOs

Our performance-based compensation plans encompass key performance metrics:

- ✔ Earnings Per Share
- ✔ Return on Invested Capital
- ✔ Revenue Growth
- ✔ Net Income
- ✔ EBITDA Margin
- ✔ EBITDA
- ✔ Total Shareholder Return

2024 Performance Results

Our performance results from 2024 illustrate the challenging environment for the Company and provide a basis for the difficult compensation decisions made and actions taken during 2024.

	REPORTED	YoY Change	ADJUSTED(1)	YoY Change
Sales	$7,175M	-20%	$7,175M	-20%
EPS	$1.95	-78%	$3.25	-65%
Net Income	$111M	-78%	$185M	-65%
Gross Profit Margin	20.4%	-149bps	20.7%	-127bps
EBITDA Margin	n/a	n/a	8.9%	-257bps
(1)	Adjusted financial results: see Appendix A for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

36	- 2025 Proxy Statement

Compensation Discussion and Analysis

Executive Summary

Key Compensation Decisions

Consistent with our compensation philosophy of paying for performance, our compensation programs closely link pay and performance. The following are the key compensation actions taken during 2024:

Base Salary	Increases for the CEO of 4.0% and other NEOs ranging from 0% to 5.6% based on individual performance and applicable market data.
Annual Incentive Plan	Actual incentive payouts for 2024, as a percentage of base salary, ranged from 40.0% to 67.5%. The Company was determined to have achieved Adjusted EPS of $3.25 under the supplemental bonus plan adopted in the second half of the year, warranting payouts of an annual cash incentive to each of our NEOs (with the exception of Messrs. Menneto and Pucel). Payouts under the supplemental bonus plan were half of the full year bonus plan target opportunities.
Stock Options	Stock options were granted to NEOs (with the exception of Mr. Pucel), which generally vest in three equal installments on February 11, 2025, February 10, 2026 and February 9, 2027. The options have an exercise price of $89.96, which was the closing price of a share of our common stock on the January 31, 2024 grant date.
Performance Restricted Stock Units (“PRSUs”)

2022-2024 PRSU Awards: The Company’s PRSU awards for the 2022-2024 performance period paid out at 12.1% of target. The 2022–2024 PRSUs were based on target performance objectives for adjusted revenue of $8,860 million, EBITDA Margin percentage at 13.5%, EBITDA at $1,196 million, and relative TSR rank of the 50th percentile. The Company achieved slightly above the threshold level for adjusted revenue and below the threshold for EBITDA Margin, EBITDA, and relative TSR, resulting in a total payout below the target payout. The Company’s PRSU awards for the 2022–2024 performance period were also subject to achievement of an adjusted return on invested capital (“ROIC”) goal of 12% before any payout could be received under the EBITDA Margin or revenue metrics. The Company achieved an adjusted ROIC for 2024 of 12.6%.

2024-2026 PRSU Awards: The Compensation Committee granted NEOs (with the exception of Mr. Pucel) PRSU awards for the 2024-2026 performance period with target performance objectives for adjusted revenue of $9,051 million, EBITDA Margin percentage at 14.5%, EBITDA at $1,312 million and relative TSR rank of the 50th percentile, subject to achievement of an adjusted ROIC goal of 12% before any payout can be received under the EBITDA Margin or revenue metrics.

Restricted Stock Units (“RSUs”)	To provide stability to the total compensation package and a service-based benefit for the Company while maintaining a focus on stock growth, RSU awards were granted to our NEOs (with the exception of Mr. Pucel) that generally vest in full on February 9, 2027.

Our Say on Pay Results

In making compensation decisions, the Compensation Committee generally considers the results of the Company’s annual stockholder advisory votes approving the Company’s named executive officer compensation. Stockholders most recently approved the Company’s Say on Pay proposal at our 2024 Annual Meeting with 94% of the votes cast (excluding abstentions) in favor of the compensation paid to our NEOs. In general, the Compensation Committee maintained a consistent approach from the prior year to the Company’s compensation policies and programs in 2024 based on the strong stockholder support. However, as discussed below under “Bonuses for Fiscal 2024 Performance,” the Compensation Committee adopted a supplemental annual bonus plan in the second half of the year to address retention concerns.

2025 Proxy Statement	37

Compensation Discussion and Analysis

Executive Compensation Program Components

Executive Compensation Program Components

Fixed	Base Salary	● Provide a fixed level of compensation on which executive officers can rely

●

Salary levels are reviewed and adjusted annually as appropriate by the Compensation Committee based on a general assessment of many factors, including:

–

Level of responsibility

–

Experience and time in position

–

Individual performance

–

Market data

–

Future potential

–

Salary level relative to market median for most applicable comparator job

–

Internal pay equity consideration

Variable	Annual Cash Incentive Plan (AIP)	● Reward achievement of annual Company, and for certain executives, business unit objectives ● Link pay to performance ● Align performance objectives with interests of our stockholders

●

Target incentive opportunity based on responsibilities of position, expected level of contribution and consideration of market data

●

Potential payouts based on attainment of a specified level of financial performance

●

Actual payouts vary based on the degree to which financial performance objectives are achieved and on consideration of other Company, business unit and individual performance factors, as determined by the Compensation Committee

Long-Term Incentives (Stock Options, PRSUs and RSUs)

●

Provide executive officers with incentives to achieve multi-year financial and operational objectives

●

Link pay to financial, operational and stock price performance

●

Align executive officers’ interests with the interests of our stockholders

●

Assist in retention of key executives

●

All grants are approved by the Compensation Committee

●

Target incentive opportunity based on responsibilities of position, expected level of contribution and consideration of market data

●

PRSUs are earned based on the degree to which specified financial objectives are attained over a three-year performance period

●

Actual earned PRSUs are determined by the Compensation Committee

●

Stock options provide value to executive officers only if stock price increases over the stock option term, generally ten years

●

RSUs may vest upon completion of a specified period of employment

Other	Benefits and Perquisites

●

Provide an overall compensation package that is competitive with those offered by companies with whom we compete for executive talent

●

Provide a level of retirement income and promote retirement savings in a tax-efficient manner

●

Participation in 401(k) plan and health and welfare plans generally made available to our employees as well as supplemental medical and dental coverage through BeniComp

●

Executive officers may participate in a non-qualified supplemental retirement savings plan (SERP) and will receive an employer match up to 5% on base salary and annual cash incentive deferral contributions when their 401(k) participation has been limited by IRS annual contribution rules

●

Only perquisites that are highly prevalent in the market are made available, and are not key drivers to the overall competitiveness of total compensation

●

Perquisites described on page 48

38	- 2025 Proxy Statement

Compensation Discussion and Analysis

Determining Executive Compensation

Determining Executive Compensation

Compensation Committee Process

The Compensation Committee is responsible for the review and approval of all aspects of our executive compensation program. The Compensation Committee meets in January or February of each year to: (i) establish the annual base salary and annual incentive compensation opportunity for each of the executive officers for the current year; (ii) determine the actual annual incentive compensation to be paid to each executive officer for their performance during the prior year; (iii) establish plan targets and performance measures for the one-year performance period for the annual incentive and three-year performance period beginning on January 1 of the current year for PRSUs; (iv) determine the number of PRSUs earned, if any, under the long-term incentive program for the three-year performance period ended on the immediately preceding December 31st; and (v) determine stock option awards, RSU awards and any other equity-based awards to be granted to executive officers.

When making individual compensation decisions for the executive officers, the Compensation Committee takes many factors into account. These factors generally include subjective and objective considerations of each individual’s skills, performance and level of contribution towards desired business objectives and global business unit targets (when applicable), the Company’s overall performance, retention concerns, the individual’s tenure and experience with our Company and in his or her current position, the recommendations of management, the individual’s current and historical compensation, the Compensation Committee’s compensation philosophy, and comparisons to other comparably situated executive officers (both those of the Company and those of the peer group companies). The Compensation Committee’s process uses input and analysis from a number of sources, including our management, other independent directors of the Board, the Compensation Committee’s independent compensation consultant (Willis Towers Watson), and market studies and other comparative compensation information as discussed below.

The Compensation Committee uses this information in conjunction with its own review of the various components of our executive compensation program to determine the base salary and annual and long-term incentive targets and opportunities of the executive officers as a group and individually.

Role of Executive Officers in Determining Compensation

The Compensation Committee meets with our CEO and Chief Human Resources Officer (“CHRO”) annually to review the performance of our other executive officers. The meeting includes an in-depth review of each executive officer, including, achievement of individual performance objectives established at the beginning of the year and individual contributions towards achievement of our business goals.

The Compensation Committee considers input from our CEO, CFO, and CHRO when developing and selecting metrics and performance objectives for our AIP and long-term incentive program and evaluating performance against such pre-established metrics and objectives. The Compensation Committee also receives recommendations from our CEO, with the assistance of our CHRO (for executive officers other than himself), regarding base salary amounts, annual incentive award amounts and equity-based performance incentive awards for our other executive officers. In determining the CEO’s compensation, the Compensation Committee considers performance, comparative compensation information, and input from its independent compensation consultant.

Role of the Independent Compensation Consultant

The Compensation Committee engages Willis Towers Watson (“WTW”) to act as its independent compensation consultant. The Compensation Committee uses its compensation consultant in an advisory role for various technical, analytical, and plan design issues related to our compensation and benefit programs, including collecting market information on a variety of executive pay and design issues and assisting in the design and review of programs such as our long-term incentive program and annual cash incentive plan. In addition, WTW attends substantially all Compensation Committee meetings and provides the Compensation Committee with updates on regulatory changes in compensation related issues and other developments and trends in executive compensation, including the SEC’s Pay Versus Performance disclosure rules. The Compensation Committee has assessed the independence of WTW pursuant to the rules of the SEC and concluded no conflict of interest exists that would prevent the independent representation of the Compensation Committee.

2025 Proxy Statement	39

Compensation Discussion and Analysis

Determining Executive Compensation

Market Competitiveness Review

Our compensation consultant and the Compensation Committee periodically review the composition of the peer group of companies about which competitive compensation data is obtained. The peer group is established each July and is used generally for purposes of setting compensation for the following year. The criteria used to select the peer group of companies includes limiting the peer companies to several relevant Global Industry Classification Standard sectors and then considering company size (revenue and number of employees), market capitalization, industry, and business model.

The companies comprising the peer group used to establish the 2024 compensation of the executive officers are listed below:

2024 PEER GROUP

AGCO Corporation	Fortive Corporation	Pentair plc
BorgWarner Inc.	Harley-Davidson, Inc.	Snap-On Incorporated
Brunswick Corporation	Hasbro, Inc.	Stanley Black & Decker, Inc.
Dana Incorporated	LKQ Corporation	The Timken Company
Donaldson Company, Inc.	Mattel, Inc.	The Toro Company
Dover Corporation	Oshkosh Corporation	Thor Industries, Inc.
Flowserve Corporation	Parker-Hannifin Corporation

Both management and the Compensation Committee believe that the peer group of the 20 companies listed above (the “Peer Group”) provided a robust statistical set of comparison data to serve as an initial factor for comparative purposes for 2024 compensation decisions. In connection with the compensation decisions made for 2024, Willis Towers Watson utilized data from the Willis Towers Watson 2023 General Industry Executive Compensation Database and our Peer Group companies in the market review.

The following table summarizes our scale relative to our peer group.

2024 PEER GROUP COMPARISON

	Revenue ($)(1)	Market Capitalization ($)(2)	Employee (#)
25th Percentile	$4,580	$5,755	13,750
Median	$5,805	$7,680	18,750
75th Percentile	$10,965	$13,440	34,325
Polaris	$7,175	$3,213	15,000
Polaris Percentile	56th	4th	33rd
(1)	Revenue reflected the most recent fiscal year-end.
(2)	As of December 31, 2024.

The reports furnished by Willis Towers Watson provide the Compensation Committee with market information at the 25th, median, and 75th percentiles for each executive officer position and pay component, and for target total direct compensation, and compare the actual and target compensation provided and intended to be provided to each executive officer to the market amounts, which consider both the peer group data and the data contained in the surveys. This market information is an important element reviewed by the Compensation Committee, which generally intends to target base salaries for our executive officers at the market median for comparable positions as set forth in the report. The elements of annual and long-term incentive opportunities of total direct compensation are based on responsibilities of position, expected level of contribution and consideration of market data. In 2024, the target annual incentive opportunity for our NEOs ranged from 80% to 135%, as a percentage of base salary. The Compensation Committee can and does, however, use discretion to adjust a component of pay, or target total direct compensation generally, above or below these ranges to recognize the specific circumstances and performance of individual executive officers.

40	- 2025 Proxy Statement

Compensation Discussion and Analysis

Compensation Decisions

Compensation Decisions

Base Salaries

The Summary Compensation Table on page 52 sets forth the actual base salary earned by each of our NEOs during 2024. Base salary rate increases in 2024 were based on individual performance and were generally implemented to maintain market competitiveness.

The following table reflects the annual base salary rates as established by the Compensation Committee for our NEOs in January 2024. Base salary rates typically go into effect April 1st of each year.

Name	2023 Annualized Base Salary	2024 Annualized Base Salary	Percentage Increase (%)
Michael T. Speetzen	1,140,000	1,185,600	4.0%
Robert P. Mack	700,000	728,000	4.0%
Stephen L. Eastman	598,000	619,000	3.5%
Michael D. Dougherty	575,000	598,000	4.0%
James P. Williams(1)	540,000	570,000	5.6%
Steven D. Menneto	700,000	728,000	4.0%
Kenneth J. Pucel	773,000	773,000	–
(1)	With respect to Mr. Williams, the Committee considered a range of data, including market data, to align his base salary with the market for his position.

Annual Incentive Compensation

Overview

Our NEOs and other members of senior management selected by the Compensation Committee are eligible to earn annual cash incentive compensation under our Annual Incentive Plan (“AIP”). Cash incentives to participants in the AIP are generally payable only if and to the degree we achieve annual financial performance objectives determined by the Compensation Committee. The performance objectives are based on one or more business criteria specified in the AIP.

Bonuses for Fiscal 2024 Performance

As in 2023, the Compensation Committee selected adjusted earnings per diluted share (“Adjusted EPS”) as the primary performance metric for determining payout of the 2024 annual cash incentive award. Adjusted EPS determined by adjusting GAAP EPS for: integration and acquisition-related expenses; corporate restructuring and product wind down costs; amortization expense for intangible assets acquired through business combinations; certain class action litigation-related expenses; and impairment charges related to other intangible assets and investments. The Adjusted EPS metric was chosen because it is a well-understood financial measure communicated in the public disclosure of our financial results, is used in determining payouts under our broad-based annual profit sharing plan, and is believed to significantly influence our stock price performance.

In early 2024, the Compensation Committee also determined that for global business unit (“GBU”) leaders, including Messrs. Dougherty, Menneto and Eastman, 30% of their incentive awards under the AIP would instead be based on a business unit performance component. For 2024, the Compensation Committee decided that the GBU component would be evaluated based on two categories, weighted equally: revenue and gross profit dollars, but to receive above target payout for revenue, the applicable GBU must meet or exceed an established gross profit margin target.

For 2024, there were no increases in the target payouts (expressed as a percentage of base salary) from 2023.  The target payouts under the annual cash incentive for the full year (“Full Year Bonus Plan”) were set by the Compensation Committee at 135% for Mr. Speetzen, 100% for Messrs. Mack, Eastman, Dougherty, Pucel, and Menneto, and 80% for Mr. Williams. The percentage used for each NEO was based on the respective NEO’s level of responsibility and expected level of contribution and the Compensation Committee’s general intention to target annual incentive compensation between the market median and the 75th percentile levels for comparable positions when key financial targets are achieved.

2025 Proxy Statement	41

Compensation Discussion and Analysis

Compensation Decisions

In the second half of 2024, the Compensation Committee adopted a supplemental bonus plan (the “2H Bonus Plan”) as a strategic retention tool due to the likelihood that there would not be any payout under the Full Year Bonus Plan given the prolonged downcycle in the powersports industry, the unforeseen lower retail demand, and the Company’s strategic reduction in shipments. The 2H Bonus Plan was a supplementary bonus plan to the Full Year Bonus Plan but only one of the plans could pay out. Under the 2H Bonus Plan, the NEOs’ new target bonus amounts were 50% of their original target bonuses. The GBU leaders were also participants in the 2H Bonus Plan.

The Compensation Committee set the Adjusted EPS target, which related to the Company’s full 2024 fiscal year, of the 2H Bonus Plan as a strategic retention tool given the continued pressure on the Company from prolonged sales declines due to the Company’s decision to ship fewer units in response to continued challenges for the industry, lower retail demand, and to actively manage dealer inventory.

In evaluating whether and to what degree to approve payments under the AIP, the Compensation Committee gives primary consideration to the level of achievement of performance metrics it selects for inclusion in a performance matrix.

The Compensation Committee also considered a number of factors in arriving at its final decision for 2024 annual cash incentive payouts, including the NEOs’:

●	Leadership in a difficult environment with pressure on the powersports industry;
●	Management in a complex economy with unforeseen headwinds; and
●	Commitment to promoting a culture of safety, ethics and compliance throughout the organization in line with the Company’s Guiding Principles and Performance Priorities.

In determining the Company’s 2024 performance for purposes of the performance matrix, the Compensation Committee used the Company’s full year Adjusted EPS of $3.25, which was at the target level performance of $3.25 in the 2H Bonus Plan performance matrix for 2024.  The full year Adjusted EPS of $3.25 was below the $6.60 floor to enter the Full Year Bonus Plan performance matrix for 2024 so no pay out was achieved under the Full Year Bonus Plan.

The estimated threshold, target and maximum payments under the Full Year Bonus Plan for 2024 are reflected in the “Estimated Potential Payouts Under Non-Equity Incentive Plan Awards” column in the Grants of Plan-Based Awards in 2024 table on page 54. For the 2H Bonus Plan, at threshold, the payout is 16% to 27% of base salary. At target, the payout range is 40% to 67.5% of base salary. At maximum, the payout range is 80% to 135% of base salary. The amounts actually paid in connection with the AIP are set forth in the “Non-Equity Incentive Plan Compensation” column of the 2024 Summary Compensation Table on page 52.

The final performance levels and Adjusted EPS, determined as described above, are summarized in the following table:

Adjusted EPS	2H Bonus Plan	Full Year Bonus Plan
Threshold	$1.30	$6.60
Target	$3.25	$8.25
Maximum	$4.88	$9.08
Actual	$3.25	$3.25

The following table shows the suggested payout as a percentage of earned salary under the 2H Plan derived from the performance matrix at a determined Adjusted EPS final result of $3.25.  The actual amount paid in March 2025 under the 2H Bonus Plan for each of our NEOs, after taking into account the factors identified above, is as follows:

Name	Suggested Payout as % of Base Salary(1)	Actual Incentive Payout as a % of Base Salary	Actual Incentive Amount Paid ($)
Michael T. Speetzen	67.5%	67.5%	792,585
Robert P. Mack	50.0%	50.0%	360,500
Stephen L. Eastman	50.0%	50.0%	306,875
Michael D. Dougherty	50.0%	50.0%	296,125
James P. Williams	40.0%	40.0%	225,000
Steven D. Menneto(2)	-	-	–
Kenneth J. Pucel(2)	-	-	–
(1)	Based upon a target percentage of base salary, the Company’s EPS performance, and a payout curve tied to grade level.
(2)	Messrs. Menneto and Pucel were not eligible to participate in the 2H Bonus Plan.

42	- 2025 Proxy Statement

Compensation Discussion and Analysis

Compensation Decisions

Long-Term Incentive Compensation

Overview

Annual long-term incentive compensation emphasizes performance-based equity vehicles, generally consisting of annual awards of stock options, RSUs, and PRSUs. From time to time, supplemental equity awards are granted on a selective and limited basis, generally in connection with promotions, individual outstanding performance and ability to effect desired performance results, hiring of new executives and retention situations. There were no supplemental equity awards granted in 2024. All equity-based awards were granted under the 2017 Omnibus Incentive Plan prior to the adoption of the 2024 Omnibus Incentive Plan in April 2024.

The Compensation Committee has chosen to provide a mix of stock options, PRSUs, and RSUs for its annual long-term incentive equity awards because it believes such a combination effectively aligns the financial interest of our executive officers with those of our stockholders.

The 2024 long-term incentive awards granted to our NEOs were allocated 50% to stock options, 25% to PRSUs, and 25% to RSUs.

Stock Option Awards

Stock option awards granted under the 2017 Omnibus Incentive Plan during 2024 to our NEOs generally vest in three equal installments on February 11, 2025, February 10, 2026, and February 9, 2027, and have an exercise price of $89.96, which was the fair market value (closing price) of a share of our common stock on the January 31, 2024, grant date. Each option has a 10-year term.

In addition to the scheduled vesting, options granted to executives in 2024 vest as follows:

●	Change in Control. Each outstanding unvested option will become immediately vested and exercisable in full if the option is not continued, assumed or replaced or if the NEO is terminated without cause or terminates his or her employment for good reason within one year of the change in control event.
●	Retirement. Each vested option will remain exercisable for the full term of the option and the unvested portion of the option will vest immediately and will remain exercisable for the full term of the option, provided that the grant occurred at least 12 months prior to the retirement date and notice of retirement was given to the Company at least one year in advance.
●	Death or Disability. The unvested portion of the option will vest immediately and all options will remain exercisable for one year following the death or disability event.
●	Any Other Termination of Employment. Vested options are exercisable for 90 days after employment ends and unvested options are forfeited.

Our stock option grant practices for executive officers are designed so that the stock option awards approved by the Compensation Committee at its January or February meeting will have an effective date occurring after the release of year-end financial results. We do not engage in the backdating or repricing of stock options and have not engaged in such practices in the past.

The number of shares subject to each NEO’s 2024 stock option award is as follows:

Named Executive Officer	Number of Shares Subject to Stock Option
Michael T. Speetzen	111,803
Robert P. Mack	34,603
Stephen L. Eastman	25,166
Michael D. Dougherty	25,166
James P. Williams	20,369
Steven D. Menneto	34,603
Kenneth J. Pucel(1)	–
(1)	Mr. Pucel did not receive long-term incentive compensation because he notified the Company of his intent to retire prior to the grant date of the 2024 awards.

2025 Proxy Statement	43

Compensation Discussion and Analysis

Compensation Decisions

Performance Restricted Stock Unit Awards (PRSUs)

PRSU awards are made to each of our NEOs pursuant to the 2017 Omnibus Incentive Plan. The PRSU awards will generally be earned to the degree that we achieve performance objectives specified by the Compensation Committee at the beginning of a three-year performance period. The performance objectives are based on one or more business criteria or other metrics approved by the Compensation Committee. In establishing our performance goals, the Compensation Committee may provide that adjustments will be made for specified unusual events such as acquisitions, dispositions, restructurings and certain legal settlements.

Each PRSU will be paid out in the form of one share for each PRSU determined by the Compensation Committee to have been earned and vested over the applicable performance period.

In addition to the scheduled vesting, PRSUs granted to executives in 2024 vest as follows:

●	Change in Control. A pro rata portion of the PRSUs will vest at target on a change in control if the PRSUs are not continued, assumed or replaced or if the NEO is terminated without cause or terminates his or her employment for good reason within one year of the change in control event.
●	Retirement. A pro rata portion of the earned PRSUs will vest on the scheduled vesting date if an executive retires, provided that the grant occurred at least 12 months prior to the retirement date and notice of retirement was given to the Company at least one year in advance.
●	Involuntary Termination. A pro rata portion of the earned PRSUs will vest on the scheduled vesting date if an executive’s employment is terminated due to an involuntary termination with the Company (other than for cause).
●	Death or Disability. A pro rata portion of the earned PRSUs will vest on the scheduled vesting date if the executive’s employment is terminated due to death or a qualifying disability.

The pro rata portion for these vesting events is determined by multiplying the number of units that would otherwise have vested had the NEO remained employed through the end of the performance period by a fraction where the numerator is the number of full calendar months during the performance period prior to the executive’s employment termination date and the denominator is 36.

2024 - 2026 PRSUs

PRSUs granted in 2024 may be earned for the 2024-2026 performance period based on level of achievement against the performance objectives and adjustments specified at the beginning of the performance period. All earned PRSUs will either vest and be paid out in the form of one share for each earned and vested PRSU or, if elected by the executive officer, deferred pursuant to the Polaris Industries Inc. Supplemental Retirement/Savings Plan (the “SERP”).

In 2024, the Compensation Committee selected total shareholder return relative to the Company’s peer group (“Relative TSR”), EBITDA Margin, EBITDA, and Revenue Growth as the metrics for the PRSU awards, with achievement of an adjusted ROIC percentage required before any payout under the EBITDA Margin and Revenue metrics are permitted. Relative TSR for the Company or any member of the peer group during the performance period means the cumulative total shareholder return during the performance period on the applicable company’s common stock as measured by the change in the company’s stock price from the beginning of the performance period to the end of the performance period and takes into account the assumed reinvestment of all dividends paid during the performance period. The beginning stock price for a company will be the weighted average closing sales price as reported on the national securities exchange on which it trades during the period of November 1, 2023 through December 31, 2023. The ending stock price for a company will be the weighted average closing sales price as reported on the national securities exchange on which it trades during the period of November 1, 2026 through December 31, 2026.

For the 2024 PRSU awards, the following tables summarize the PRSU threshold, target, and maximum performance metric levels. Payouts for each NEO would be 200% of target for maximum (or greater) performance, 10% of target for threshold performance, and performance below threshold would result in no PRSUs vesting and consequently, no equity would be issued under this award.

44	- 2025 Proxy Statement

Compensation Discussion and Analysis

Compensation Decisions

2024-2026 PRSU PERFORMANCE METRICS

	Weight of Metric	Threshold	Target	Maximum
EBITDA Margin* (in %)	25%	11.4%	14.5%	15.5%
EBITDA (in millions)	25%	$771	$1,312	$1,472
Revenue* (in millions)	25%	$6,765	$9,051	$9,494
Relative TSR (percentile)	25%	25th	50th	≥90th
*	The Company is required to achieve an adjusted ROIC of 12% before any payout under the EBITDA Margin or Revenue metrics is permitted under the PRSUs.

2024-2026 PRSU PERFORMANCE PERIOD POTENTIAL PAYOUTS

Name	Threshold Stock Units (#)	Target Stock Units (#)	Maximum Stock Units (#)
Michael T. Speetzen	1,976	19,755	39,510
Robert P. Mack	611	6,114	12,228
Stephen L. Eastman	445	4,447	8,894
Michael D. Dougherty	445	4,447	8,894
James P. Williams	360	3,599	7,198
Steven D. Menneto	611	6,114	12,228
Kenneth J. Pucel(1)	–	–	–
(1)	Mr. Pucel did not receive long-term incentive compensation because he notified the Company of his intent to retire prior to the grant date of the 2024 awards.

2022-2024 PRSUs

The Company’s PRSU awards for the 2022-2024 performance period paid out at 12.1% of target.

Relative TSR was based upon the 2022 peer group. The Company achieved slightly above threshold for Revenue and below threshold for EBITDA Margin, EBITDA Dollars and Relative TSR, resulting in a payout below the target payout level. The amounts received by the NEOs are summarized in the Option Exercises and Stock Vested in 2024 table on page 59.

2022-2024 PRSU PERFORMANCE METRICS

	Weight of Metric	Threshold(1)	Target(1)	Maximum(1)	Actual Results	Percent of Total Payout Earned (%)
EBITDA Margin* (in %)	25%	11.9%	13.5%	14.6%	8.9%	–
EBITDA (in millions)	25%	$780	$1,196	$1,368	$635	–
Revenue* (in millions)	25%	$5,951	$8,860	$9,371	$7,175	12.1%
Relative TSR (percentile)	25%	25th	50th	≥90th	8.4%	–
*	The Company is required to achieve an adjusted ROIC of 12% before any payout under the EBITDA Margin or Revenue metrics is permitted under the PRSUs. The Company achieved an adjusted ROIC of 12.6%.
(1)	The original Threshold, Target and Maximum performance metrics were established prior to the Transamerican Auto Parts (TAP) business divestiture in 2022 as $780 million, $1,318 million and $1,508 million, respectively, for EBITDA; and $6,558 million, $9,764 million, and $10,327 million, respectively, for Revenue; but will be considered on an adjusted basis by the Committee when evaluating post-TAP financial results to determine actual performance and payout. The awards were not modified as part of this process.

2025 Proxy Statement	45

Compensation Discussion and Analysis

Compensation Decisions

Restricted Stock Unit Awards

RSUs awarded to our NEOs during 2024 were granted under the 2017 Omnibus Incentive Plan and generally vest in full on February 9, 2027. No dividend equivalents are paid on the RSUs. In addition to the scheduled vesting, RSUs granted to executives in 2024 vest as follows:

●	Change in Control. Each outstanding RSU will become immediately vested in full if the RSU is not continued, assumed or replaced or if the NEO is terminated without cause or terminates his or her employment for good reason within one year of the change in control event.
●	Retirement. Each RSU will continue to vest for the full term of the RSU, provided that the grant occurred at least 12 months prior to the retirement date and notice of retirement was given to the Company at least one year in advance.
●	Death or Disability. Unvested RSUs will continue to vest for the full term of the RSU after an executive’s death or a qualifying disability.
●	Any Other Termination of Employment. Unvested RSUs are forfeited.

The number of shares subject to each NEO’s 2024 RSU awards is as follows:

Named Executive Officer	RSUs Granted
Michael T. Speetzen	19,755
Robert P. Mack	6,114
Stephen L. Eastman	4,447
Michael D. Dougherty	4,447
James P. Williams	3,599
Steven D. Menneto	6,114
Kenneth J. Pucel(1)	–
(1)	Mr. Pucel did not receive long-term incentive compensation because he notified the Company of his intent to retire prior to the grant date of the 2024 awards.

46	- 2025 Proxy Statement

Compensation Discussion and Analysis

Other Executive Compensation Arrangements, Policies and Practices

Other Executive Compensation Arrangements, Policies and Practices

Retirement Benefits

We sponsor a qualified 401(k) Plan in which our NEOs may participate on the same general basis as our employees, and which allows participants to make plan contributions on a pre-tax basis and to which we make Company-matching contributions dollar-for-dollar with employee contributions up to 5% of covered compensation.

We have also adopted a SERP intended to increase contributions limited by the application of the IRS 401(k) annual compensation limit. Additionally, participation in the SERP offsets employee stock option plan (“ESOP”) contributions generally provided to our non-executive employee population. The SERP provides executives who participate in the 401(k) Plan, including the NEOs, with the opportunity to defer up to 100% of their base salary, up to 100% of amounts payable under the AIP, and PRSU and RSU awards by making contributions to the SERP. Typically, base salary and AIP deferral contributions are matched by the Company as if they had been made under the 401(k) Plan on a dollar-for-dollar basis up to 5% of covered compensation. The SERP assists executives in accumulating funds on a tax-advantaged basis for retirement and is consistent with observed competitive practices of similarly situated companies.

We do not maintain a defined benefit pension plan or a defined benefit supplemental pension plan for our executive officers or non-executive employee population.

We do, however, provide certain benefits and perquisites to NEOs upon a qualifying retirement. These benefits and perquisites include:

●	Medical insurance coverage or cash equivalent for retirees and their spouses from age 55 to 64 with coverage coinciding with Medicare Part B on and after age 65;
●	Dental insurance coverage for retirees and their spouses at the same coverage level with the same provider as an active employee;
●	Continued annual physical exams for retirees and their spouses in accordance with the active officer benefit;
●	Continued use of Polaris products in accordance with the active NEO benefits, including related parts, garments and accessories;
●	For AIP participants, a possible prorated payout under the plan based on the time worked during the incentive compensation award period payable in accordance with the normal payment schedule;
●	For vested stock options, an exercise period of the full term of the option; for outstanding stock options that have not vested as of the retirement date, the option will immediately vest and remain exercisable for the full term of the option, provided the grant occurred at least 12 months prior to the retirement date and notice of retirement was given to the Company at least one year in advance;
●	For RSUs, the unvested RSUs will continue to vest, provided the grant occurred at least 12 months prior to the retirement date and other requirements set forth in the RSU award agreement; provided, however, Mr. Pucel’s RSU awards vested on an accelerated basis upon retirement under the terms of his employment agreement; and
●	For PRSUs, the unvested PRSUs will vest pro-rata on the scheduled vesting date to the extent the performance metrics are achieved and provided the grant occurred at least 12 months prior to the retirement date and other requirements set forth in the PRSU award agreement.

As previously disclosed, Mr. Pucel was eligible for an additional payment equal to three times his annual base salary upon retirement on or after age 55 plus five years of service. Mr. Pucel received this benefit as part of an inducement to join Polaris and as a substitute to a comparable benefit he received from his prior employer. Mr. Pucel received this benefit upon his retirement. Additionally, Mr. Mack received a supplemental payment equal to the difference in value (if any) between $3.5 million minus the value of 20,000 Polaris shares, based on the closing stock price on the date Mr. Mack turned 55. As previously disclosed, Mr. Mack received this benefit as part of an inducement to join Polaris and as a replacement for a defined benefit he would have received at his prior employer. Mr. Mack turned 55 in August 2024 and received this benefit at that time.

To be eligible for full retirement-age benefits, the NEO must have attained the age of at least 55 and have a minimum of 10 years of service to our Company, or 5 years with respect to Mr. Pucel.

Messrs. Pucel and Eastman became retirement eligible in 2021 and 2022, respectively. Mr. Pucel retired from the Company effective April 12, 2024, and Mr. Eastman will retire from the Company effective December 31, 2025. Messrs. Dougherty and Williams are also retirement eligible.

2025 Proxy Statement	47

Compensation Discussion and Analysis

Other Executive Compensation Arrangements, Policies and Practices

Perquisites

We provide perquisites and personal benefits to our executive officers in an effort to attract and retain the best talent. Polaris does not rely on perquisites as a key component to ensure the overall competitiveness of our executive compensation programs. These perquisites and personal benefits consist of:

●	Reimbursement of tax preparation, estate planning, and financial planning fees;
●	Supplemental family medical and dental coverage up to $100,000 a year through BeniComp, which covers annual expenses not covered under the basic medical and dental benefit plans that are generally available to Company employees, and reimbursement of the cost of annual physicals for each executive officer and their spouse;
●	Temporary use of Polaris products. The Company expects its executive officers to use the Company’s products, so they have a first-hand understanding of our customers’ riding experience and can evaluate product design and efficiency. This perquisite is offered to various employees throughout the Company and the only variable is the number of products made available. The value of the temporary use of the products to each employee participating in the program is included as part of the employee’s total compensation, and the Company grosses up the amount so there is no tax impact to any of the participants;
●	Executive officers have access to parts, garments, accessories, and services at no cost because they are required to use appropriate safety equipment. The value of these items is included as part of the executive officer’s compensation and the Company grosses up the amount so there is no tax impact to the executive officer in an effort to encourage them to experience our products; and
●	Reimbursement of club entrance/initiation fees and monthly club dues.

We generally prohibit personal use of corporate aircraft by any executive officer. Occasionally, however, a guest may accompany an executive officer on business travel on a corporate jet if there is an empty seat, but there is no incremental cost to the Company. Unused tickets from business related sponsorship agreements are from time-to-time made available for personal use. Tickets are included in sponsorship agreements and result in no incremental cost to the Company.

Severance Arrangements

We have entered into severance arrangements with our NEOs, which provide for certain benefits if an executive officer is involuntarily terminated without cause, terminated without cause in connection with a change in control, or if they terminate their employment for good reason following a change in control. The severance arrangements with our NEOs were established as part of the negotiations of their initial employment terms. The severance arrangements are intended to:

●	Allow executive officers to weigh potential transactions focused on stockholder interests and not personal interests;
●	Provide executive officers with a measure of security in the event of an actual or potential change in corporate ownership or control; and
●	Provide executive officers with a bridge to their next professional opportunity.

The severance arrangements are described in more detail beginning on page 63 under the caption entitled “Potential Payments Upon Termination or Change-in-Control.”

Clawback Policy

Effective October 2, 2023, we adopted the NYSE Compensation Clawback Policy (the “NYSE Compensation Clawback Policy”), replacing our prior policy which was adopted in January 2020. The NYSE Compensation Clawback Policy provides for the reasonably prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. Triggering events include accounting restatements to correct an error in previously issued financial statements that is material to such previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.  Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid.  Incentive-based compensation potentially subject to recovery under the mandatory accounting restatement provisions of the NYSE Compensation Clawback Policy is generally limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures.

48	- 2025 Proxy Statement

Compensation Discussion and Analysis

Other Executive Compensation Arrangements, Policies and Practices

In general, we may use a broad range of recoupment methods under the NYSE Compensation Clawback Policy for mandatory accounting restatement clawbacks. The NYSE Compensation Clawback Policy does not condition such clawback on the fault of the executive officer, but we are not required to clawback amounts in limited circumstances where the Compensation Committee has made a determination that recovery would be impracticable and (1) we have already attempted to recover such amounts but the direct expense paid to a third party in an effort to enforce the NYSE Compensation Clawback Policy would exceed the amount to be recovered, (2) the recovery of amounts would violate applicable home country law, or (3) the recovery would likely cause the non-compliance of a tax-qualified retirement plan under the Internal Revenue Code of 1986, as amended, and applicable regulations.  Operation of the mandatory accounting restatement provisions of the NYSE Compensation Clawback Policy is subject to a brief phase-in process during the first few years after its effectiveness. We may not indemnify any such executive officer against the loss of such recovered compensation in the event of a mandatory accounting restatement.

Hedging and Pledging Policy

We adopted a policy that prohibits directors and executive officers from engaging in speculative trading of the Company’s securities. Specifically, no officer or member of the Board of Directors may purchase any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of securities of the Company held directly, or indirectly, by the officer or director. We also adopted a policy that prohibits directors and executive officers to pledge our common stock as collateral for a loan except where the transaction is pre-approved by the Company’s General Counsel and CFO. The director or executive officer must clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities. No directors or executive officers pledged shares of common stock during 2024.

Stock Ownership Guidelines

The Compensation Committee believes that an important means of aligning the interests of our executive officers, including our NEOs, with the interests of our stockholders is to ensure that they own significant amounts of our common stock. The Compensation Committee adopted stock ownership guidelines which require executive officers to hold shares with a value equal to or exceeding a multiple of annual base salary as set forth in the table below. Each executive officer is expected to satisfy the stock ownership guidelines within four years following the date he or she becomes an executive officer. Failure to satisfy the stock ownership guidelines limits an executive officer’s ability to sell shares of Polaris stock. Executive officers are prohibited from entering into hedging transactions and are subject to restrictions on pledging Company stock.

Shares included in this calculation are those directly or indirectly owned, shares held in the SERP, outstanding PRSU awards at target levels and unvested RSU awards. All NEOs are in compliance with the stock ownership guidelines. The following table sets forth the stock ownership requirements as a multiple of base salary for each NEO:

Name	Stock Ownership Guidelines (as a multiple of base salary)
Michael T. Speetzen	7x
Robert P. Mack	4x
Stephen L. Eastman	2x
Michael D. Dougherty	2x
James P. Williams	2x

2025 Proxy Statement	49

Compensation Risk Assessment

Management conducts a risk assessment of our employee compensation policies and practices, including those that apply to our executive officers annually. Management reviewed our compensation plans, program design and existing practices as well as global and local compensation policies, programs and practices applicable to all employees. Management then analyzed the likelihood and magnitude of potential risks, focusing on whether any of our compensation policies and practices varied significantly from our overall risk and reward structure, whether any such policies and practices incentivized individuals to take risks that were inconsistent with our goals, and whether any such policies and practices have resulted in establishing an inappropriate balance between short-term and long-term incentive arrangements.

Management discussed the findings of the risk assessment with the Compensation Committee. Based on the assessment, we have concluded that our compensation policies and practices are aligned with the interests of stockholders, appropriately reward pay for performance, and do not create risks that are reasonably likely to have a material adverse effect on the Company.

50	- 2025 Proxy Statement

Compensation Committee Report

The Compensation Committee assists the Board in establishing a philosophy and policies regarding executive and director compensation, provides oversight of the administration of our director and executive compensation programs; and administers our equity-based compensation plans, reviews the compensation of directors, Named Executive Officers and senior management, and prepares any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including this Compensation Committee Report.

In performing its oversight responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2025 Annual Meeting of Stockholders and in our Annual Report on Form 10-K for the year ended December 31, 2024.

COMPENSATION COMMITTEE

Gary E. Hendrickson, Chair Kevin M. Farr Lawrence D. Kingsley John P. Wiehoff

2025 Proxy Statement	51

Executive Compensation

Summary Compensation Table

The following table shows, for the fiscal years ended December 31, 2022, 2023, and 2024, as applicable, the annual compensation paid to or earned by our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael T. Speetzen Chief Executive Officer	2024	1,174,200	–	3,318,386	3,554,217	792,585	186,736	9,026,124
	2023	1,123,750	–	3,300,279	3,417,543	811,348	220,557	8,873,477
	2022	1,065,154	–	2,957,842	2,875,026	1,603,057	263,024	8,764,103
Robert P. Mack Chief Financial Officer and Executive Vice President – Finance and Corporate Development	2024	721,000	–	1,027,008	1,100,029	360,500	2,043,709	5,252,246
	2023	687,500	–	893,293	925,040	445,500	145,164	3,096,497
	2022	631,539	–	874,471	850,012	760,372	139,188	3,255,582
Stephen L. Eastman Former President – Parts, Garments and Accessories (PG&A) and Aftermarket	2024	613,750	–	746,987	800,027	306,875	131,674	2,599,313
	2023	592,250	–	676,070	700,009	375,872	123,201	2,467,402
	2022	556,539	–	720,332	700,016	667,813	183,667	2,828,367
Michael D. Dougherty President – On Road and International	2024	592,250	–	746,987	800,027	296,125	97,016	2,532,405
James P. Williams Senior Vice President – Chief Human Resources Officer	2024	562,500	–	604,542	647,531	225,000	121,269	2,160,842
	2023	534,625	–	603,718	625,042	286,559	111,030	2,160,974
	2022	513,947	–	643,151	625,018	494,930	154,807	2,431,853
Steven D. Menneto Former President – Off Road	2024	494,900	–	1,027,008	1,100,029	–	60,792	2,682,729
	2023	687,500	–	893,293	925,040	420,496	91,799	3,018,128
	2022	627,846	–	874,471	850,012	754,580	112,356	3,219,265
Kenneth J. Pucel Former Executive Vice President – Global Operations and Chief Technology Officer	2024	239,333	–	–	–	–	2,413,703	2,653,036
	2023	767,188	–	1,158,990	1,200,034	472,281	159,312	3,757,805
	2022	743,166	–	1,234,526	1,200,002	894,772	190,640	4,263,106
(1)	Amounts shown in this column represent the aggregate grant date fair value of PRSUs granted to each of our NEOs, and the grant date fair value of RSU awards granted to each of our NEOs, in the fiscal years indicated. The calculation of the grant date fair value amounts for PRSU awards granted in 2024 assumes target-level performance against the specified PRSU financial goals. Assuming maximum performance with respect to the applicable performance goals, the amounts reported with respect to PRSU awards for 2024 would be $3,377,988 for Mr. Speetzen, $1,045,451 for Messrs. Mack and Menneto, $760,397 for Messrs. Eastman and Dougherty, and $615,393 for Mr. Williams. The actual value ultimately realized by our NEOs with respect to these PRSU awards will depend on our actual performance against the specified financial goals and the market value of our common stock on the vesting date, and may differ substantially from the grant date fair values shown. The grant date fair value of the time-based RSU awards was computed in accordance with FASB ASC Topic 718, based on the closing market price of our common stock on the grant date. Additional information regarding the 2024 equity awards is set forth below in the Grants of Plan-Based Awards in 2024 table on page 54.

52	- 2025 Proxy Statement

Executive Compensation

All Other Compensation Table

(2)	Amounts shown in this column represent the grant date fair value of stock option awards granted to each of our NEOs in the fiscal years indicated. Grant date fair value is calculated in accordance with the requirements of FASB ASC Topic 718 using the Black-Scholes method. The assumptions used in determining the grant date fair value of the 2024 awards are set forth in Note 5 to the financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(3)	Amounts shown in this column represent payments under the AIP, and are reported for the year in which the related services were performed and the incentive amounts earned. Additional information about these payments is set forth under the caption “Annual Incentive Compensation” on page 41.
(4)	Amounts shown in this column include Company matching contributions to the 401(k) Plan and SERP, life insurance premiums and the aggregate incremental cost to us of the following perquisites: club dues, financial planning and tax preparation services, BeniComp supplemental health and dental coverage, annual physicals, the use of Company products, the receipt of related parts, garments, accessories, services, related tax gross-ups, and other employment agreement related payments. These perquisites are described in further detail under the caption “Perquisites” on page 48. Additional detail (including quantification) regarding the components of the amounts shown for 2024 for each of our NEOs is provided in the All Other Compensation Table below

All Other Compensation Table

The following table provides additional information on the amounts reported in the All Other Compensation column of the Summary Compensation Table for 2024.

	M. Speetzen	R. Mack	S. Eastman	M. Dougherty	J. Williams	S. Menneto	K. Pucel
401(k) Plan Matching Contributions by Company	17,250	17,250	17,250	17,250	17,250	17,250	–
SERP Matching Contributions by Company	79,747	41,075	32,231	26,861	25,203	28,520	18,331
Life Insurance Policy Premiums	546	546	546	546	546	294	147
BeniComp Health Premiums and Annual Physicals	15,766	7,870	11,125	7,444	12,412	2,432	25,145
Financial Planning (Reimbursement)	2,375	11,726	10,000	5,775	10,000	–	9,700
Club Initiation Fees and Monthly Dues (Reimbursement)	–	12,720	18,458	21,608	–	–	4,100
Use of Polaris Products(1)	20,763	8,795	7,265	4,542	20,890	5,643	12,562
Polaris Parts, Garments and Accessories(2)	17,463	7,841	15,366	4,890	9,162	972	7,495
Gross-Up on Perquisites(3)	32,826	14,286	19,433	8,100	25,806	5,681	17,223
Other Payments(4)(5)	–	1,921,600	–	–	–	–	2,319,000
TOTAL	186,736	2,043,709	131,674	97,016	121,269	60,792	2,413,703
(1)	The Company expects its executive officers to use the Company’s products so they have a first-hand understanding of our customers’ riding experience and can evaluate product design and efficiency. Each year, the NEOs are provided the use of up to 10-16 Polaris products. In addition, all NEOs are permitted the use of one boat. The products used by our executives are either returned to the Company or purchased from the Company by a third party at a price greater than cost at the end of the defined usage period. We sell any returned products to dealers or through auction at an amount greater than cost of such products to the Company. The amount shown is the imputed value based on the estimated fair market value of the use of the unit (or units) for the period of time that the unit was in the executive’s possession.
(2)	The value shown is the cost to the Company for Polaris parts, garments, accessories, and services provided to each of the NEOs.
(3)	This amount represents tax gross-ups on the use of Polaris products and related parts, garments, and accessories.
(4)	Per the terms of Mr. Mack’s offer letter, dated February 9, 2016 (the “Mack Offer Letter”), Mr. Mack received this supplemental retirement program related payment when he turned 55. The Mack Offer Letter provided that Mr. Mack would receive a supplemental payment when he turned 55 equal to the difference in value between $3.5 million minus the value of 20,000 Polaris shares, based on the closing stock price on the date Mr. Mack turned 55. Mr. Mack received this benefit as an inducement to join the Company and as a replacement for a defined benefit he would have received at his prior employer.
(5)	Per the terms of Mr. Pucel’s severance agreement, dated December 1, 2014 (the “Pucel Agreement”), Mr. Pucel received this supplemental retirement program related payment when he retired. The Pucel Agreement provided that Mr. Pucel would receive a payment equal to three times his annual base salary upon retirement on or after age 55 plus five years of service. Mr. Pucel received this benefit as part of an inducement to join the Company and as a substitute to a comparable benefit he would have received from his prior employer.

2025 Proxy Statement	53

Executive Compensation

Grants of Plan-Based Awards

Grants of Plan-Based Awards

The following table summarizes each grant of an equity or non-equity incentive award during 2024 to each of our NEOs. All equity awards were granted under the 2017 Omnibus Incentive Plan.

	Approval and	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	or Units (#)(3)	Options (#)	Awards ($/Sh)	Awards ($)(4)
Michael T. Speetzen		–	1,585,170	3,170,340
	01/31/24				1,976	19,755	39,510				1,688,994
	01/31/24							19,755			1,629,392
	01/31/24								111,803	89.96	3,554,217
Robert P. Mack		–	721,000	1,442,000
	01/31/24				611	6,114	12,228				522,725
	01/31/24							6,114			504,283
	01/31/24								34,603	89.96	1,100,029
Stephen L. Eastman		–	613,750	1,227,500
	01/31/24				445	4,447	8,894				380,198
	01/31/24							4,447			366,789
	01/31/24								25,166	89.96	800,027
Michael D. Dougherty		–	592,250	1,184,500
	01/31/24				445	4,447	8,894				380,198
	01/31/24							4,447			366,789
	01/31/24								25,166	89.96	800,027
James P. Williams		–	450,000	900,000
	01/31/24				360	3,599	7,198				307,696
	01/31/24							3,599			296,846
	01/31/24								20,369	89.96	647,531

54	- 2025 Proxy Statement

Executive Compensation

Grants of Plan-Based Awards

	Approval and	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	or Units (#)(3)	Options (#)	Awards ($/Sh)	Awards ($)(4)
Steven D. Menneto		–	721,000	1,442,000
	01/31/24				611	6,114	12,228				522,725
	01/31/24							6,114			504,283
	01/31/24								34,603	89.96	1,100,029
Kenneth J. Pucel		–	222,981	445,962
(1)	Amounts in these columns represent potential payouts under the Full Year Bonus Plan. Later in 2024, the Company adopted the 2H Bonus Plan as a supplemental plan to the Full Year Bonus Plan as described in further detail above under “Annual Incentive Compensation.” Under the 2H Bonus Plan, the threshold, target and maximum payouts are 50% of those originally approved under the Full Year Bonus Plan (other than with respect to Messrs. Menneto and Pucel, who were not eligible to participate in the 2H Bonus Plan). The threshold payouts under the 2H Bonus Plan are 16% to 27% of salary and the target payouts range from 40% to 67.5% of salary among our NEOs. The maximum payouts represent the maximum payout amounts, which for Mr. Speetzen is 135% of salary, for Messrs. Mack, Eastman, and Dougherty is 100%, and for Mr. Williams is 80%. Messrs. Menneto and Pucel were not eligible for payment under the 2H Bonus Plan. Under the Full Year Bonus Plan and 2H Bonus Plan, the Compensation Committee retains negative discretion to reduce the awards in their absolute discretion and therefore this table does not include a threshold payment amount. These estimated payout amounts are based on each NEO’s salary for the year in which performance occurs.
(2)	Amounts in these columns for each NEO represent the number of PRSUs that may be earned and vested based on the degree to which the financial goals are attained. The lowest possible payout under the threshold number of units that may be earned is 10% of target, and the maximum number of units that may be earned is 200% of target. The target number of units for each individual is based on a specified dollar amount for that NEO that was converted into stock units at a per unit price of $89.96, the closing market price of a share of common stock at the applicable measurement date for the award.
(3)	Amounts in this column represent RSUs awarded to the NEOs, which will generally vest in full on February 9, 2027 so long as the NEO remains employed on such date.
(4)	Each amount reported in this column represents the grant date fair value of the applicable award which was determined pursuant to FASB ASC Topic 718. The calculation of the grant date fair value of the PRSU awards discussed in footnote (2) is based partially on a Monte Carlo simulation model for market-based total shareholder return, which accounts for 25% of the award. The actual amounts that will be received by our NEOs with respect to these performance-based awards will be determined at the end of the performance period based upon our actual performance, which may differ from the performance that was deemed probable at the date of grant. For additional information on the valuation assumptions and more discussion with respect to the valuation of equity awards, refer to Note 5 to the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

2025 Proxy Statement	55

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised stock option awards, unvested RSU awards, and unvested PRSU awards for each of the NEOs as of December 31, 2024, not including awards earned but not vested with a performance period ending December 31, 2024.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
Michael T. Speetzen	12,000		133.50	08/03/25
	78,756		89.39	01/25/27
	28,855		113.01	01/31/28
	42,123		94.54	01/29/30
	26,604		117.37	01/27/31
	25,263		140.03	04/30/31
	54,052(1)	27,026(1)	111.32	01/26/32
	26,152(2)	52,304(2)	117.78	02/01/33
		111,803(3)	89.96	01/31/34
							14,508(4)	835,951
							19,755(5)	1,138,283
					12,914(6)	744,105
					14,508(7)	835,951
					19,755(8)	1,138,283
Robert P. Mack	16,109		89.39	01/25/27
	17,313		113.01	01/31/28
	8,312		84.58	01/30/29
	22,769		94.54	01/29/30
	14,002		117.37	01/27/31
	3,570		140.03	04/30/31
	15,981(1)	7,990(1)	111.32	01/26/32
	7,079(2)	14,157(2)	117.78	02/01/33
		34,603(3)	89.96	01/31/34
							3,927(4)	226,274
							6,114(5)	352,289
					3,818(6)	219,993
					3,927(7)	226,274
					6,114(8)	352,289

56	- 2025 Proxy Statement

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
Stephen L. Eastman	9,000		146.63	01/28/25
	32,218		89.39	01/25/27
	19,237		113.01	01/31/28
	28,872		84.58	01/30/29
	27,323		94.54	01/29/30
	16,803		117.37	01/27/31
	13,161(1)	6,580(1)	111.32	01/26/32
	5,357(2)	10,713(2)	117.78	02/01/33
		25,166(3)	89.96	01/31/34
							2,972(4)	171,247
							4,447(5)	256,236
					3,145(6)	181,215
					2,972(7)	171,247
					4,447(8)	256,236
Michael D. Dougherty	6,000		146.63	01/28/25
	16,109		89.39	01/25/27
	11,542		113.01	01/31/28
	19,354		94.54	01/29/30
	11,902		117.37	01/27/31
	12,221(1)	6,110(1)	111.32	01/26/32
	5,357(2)	10,713(2)	117.78	02/01/33
		25,166(3)	89.96	01/31/34
							2,972(4)	171,247
							4,447(5)	256,236
					2,799(6)	161,278
					2,848(7)	164,102
					4,262(8)	245,576

2025 Proxy Statement	57

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
James P. Williams	12,000		146.63	01/28/25
	44,748		89.39	01/25/27
	24,046		113.01	01/31/28
	32,809		84.58	01/30/29
	28,461		94.54	01/29/30
	17,503		117.37	01/27/31
	11,751(1)	5,875(1)	111.32	01/26/32
	4,783(2)	9,566(2)	117.78	02/01/33
		20,369(3)	89.96	01/31/34
							2,654(4)	152,923
							3,599(5)	207,374
					2,695(6)	155,286
					2,654(7)	152,923
					3,599(8)	207,374
Steven D. Menneto	–	–	–	–	–	–	–	–
Kenneth J. Pucel	26,000		146.63	01/28/25
	108,000		70.18	01/27/26
	103,816		89.39	01/25/27
	44,244		113.01	01/31/28
	60,368		84.58	01/30/29
	54,645		94.54	01/29/30
	33,605		117.37	01/27/31
	33,841(1)		111.32	01/26/32
	27,549(2)		117.78	02/01/33
							2,123(4)	122,327
(1)	Represents a stock option granted on January 26, 2022 under the 2017 Omnibus Incentive Plan, which will generally vest with respect to one-third of the shares on each of the first, second, and third anniversaries of the date of grant.
(2)	Represents a stock option granted on February 1, 2023 under the 2017 Omnibus Incentive Plan, which will generally vest with respect to one-third of the shares on each of the first, second, and third anniversaries of the date of grant.
(3)	Represents a stock option granted on January 31, 2024 under the 2017 Omnibus Incentive Plan, which will generally vest with respect to one-third of the shares on each of the first, second, and third anniversaries of the date of grant.
(4)	Represents PRSU awards made on February 1, 2023 under the 2017 Omnibus Incentive Plan for the three-year performance period beginning January 1, 2023 and ending December 31, 2025 (the “2023 PRSU Grant”). Units subject to the 2023 PRSU Grant may be earned and vested after the end of the three-year performance period and prior to March 15, 2026. The amount shown is the target number of units that could be earned and paid out in shares, and for Mr. Pucel the target number of units has been prorated due to his retirement. There is no assurance that the target amount will be the actual amount ultimately paid.

58	- 2025 Proxy Statement

Executive Compensation

Option Exercises and Stock Vested in 2024

(5)	Represents PRSU awards made on January 31, 2024 under the 2017 Omnibus Incentive Plan for the three-year performance period beginning January 1, 2024 and ending December 31, 2026 (the “2024 PRSU Grant”). Units subject to the 2024 PRSU Grant may be earned and vested after the end of the three-year performance period and prior to March 15, 2027. The amount shown is the target number of units that could be earned and paid out in shares. There is no assurance that the target amount will be the actual amount ultimately paid
(6)	Represents a time-based RSU award granted on January 26, 2022 under the 2017 Omnibus Incentive Plan that will generally vest with respect to 100% of the units on January 26, 2025. For Mr. Dougherty, 121 shares and for Mr. Williams, 113 shares were withheld in December 2022 to cover FICA/Medicare tax for grants no longer subject to risk of forfeiture having met the retirement eligibility criteria.
(7)	Represents a time-based RSU award granted on February 1, 2023 under the 2017 Omnibus Incentive Plan that will generally vest with respect to 100% of the units on February 1, 2026. For Mr. Dougherty, 124 shares were withheld in December 2023 to cover FICA/Medicare tax for grants no longer subject to risk of forfeiture having met the retirement eligibility criteria.
(8)	Represents a time-based RSU award granted on January 31, 2024 under the 2017 Omnibus Incentive Plan that will generally vest with respect to 100% of the units on February 9, 2027. For Mr. Dougherty, 185 shares were withheld in December 2024 to cover FICA/Medicare tax for grants no longer subject to risk of forfeiture having met the retirement eligibility criteria.
(9)	These amounts are based upon our stock price of $57.62 on December 31, 2024, the last business day of the year. The actual value realized by our NEOs could be different based upon the eventual stock prices at the time of settlement.

Option Exercises and Stock Vested in 2024

The following table provides information concerning the aggregate number of stock options exercised, and PRSUs and RSUs that vested for each of our NEOs during 2024, and the aggregate dollar values realized by each of our NEOs upon such event.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Michael T. Speetzen	–	–	9,566(3)	782,917
Robert P. Mack	–	–	5,652(3)	497,175
Stephen L. Eastman	–	–	2,938(3)	252,218
Michael D. Dougherty	–	–	2,089(3)	175,838
James P. Williams	–	–	2,895(3)	250,036
Steven D. Menneto	–	–	2,983(3)	272,557
Kenneth J. Pucel	–	–	15,440(3)	1,381,685
(1)	Amounts shown in this column include time-based RSUs that vested in 2024 and shares that were issuable to our NEOs in settlement of PRSUs that were earned as of December 31, 2024 for the 2022-2024 performance period.
(2)	Amounts shown in this column are based on fair market value of a share of our common stock on the applicable vesting date and include the 2022-2024 PRSUs that were earned as of December 31, 2024 but vested on January 29, 2025, upon the Compensation Committee’s certification that the applicable performance goals had been satisfied.
(3)	This amount represents RSUs that vested January 27, 2024 valued at $91.37 per share in the following amounts: for Mr. Speetzen, 8,003 RSUs; Mr. Mack, 2,690 RSUs; Mr. Pucel, 4,901 RSUs; Mr. Menneto, 2,983 RSUs; Mr. Eastman, 2,557 RSUs; Mr. Dougherty, 1,736 RSUs and Mr. Williams, 2,555 RSUs; PRSUs that vested on January 29, 2025 valued at $48.78 per share in the following amounts: for Mr. Speetzen, 1,563 PRSUs; Mr. Mack, 462 PRSUs; Mr. Pucel, 489 PRSUs; Mr. Menneto, 0 PRSUs; Mr. Eastman, 381 PRSUs; Mr. Dougherty 353 PRSUs; and Mr. Williams, 340 PRSUs. Additionally, for Mr. Mack this amount represents 2,500 PRSUs tied to Marine metrics over a 5 year period that vested on February 15, 2024 valued at $92.93 per share, and for Mr. Pucel, 10,050 RSUs that vested due to his retirement on April 12, 2024 valued at $90.55 per share. Mr. Speetzen elected to defer receipt of 50% of the RSU settlement shares, Mr. Eastman elected to defer receipt of 75% of the RSU settlement shares and 50% of the PRSU settlement shares, and Mr. Pucel elected to defer receipt of 100% of the PRSU settlement shares, with an equivalent number of deferred stock units then credited to the Company stock fund in their SERP accounts, the terms of which are discussed below under Nonqualified Deferred Compensation in 2024 on page 60.

2025 Proxy Statement	59

Executive Compensation

Policies and Practices Regarding the Timing of Grants of Certain Equity Awards

Policies and Practices Regarding the Timing of Grants of Certain Equity Awards

For many years, the regular quarterly meetings of the Board and its committees have occurred during the two days immediately following the Company’s release of its quarterly earnings results. The Compensation Committee approves the annual equity awards for executives during its first quarter meeting, typically in late January or early February, the day after the release of the quarterly earnings results. The Compensation Committee does not take material nonpublic information into account when determining the timing or terms of the annual equity awards, nor is the purpose of the timing of such awards intended to affect the value of executive compensation.

Consistent with this practice, in 2024, the Company released its earnings results announcing its fourth quarter and full year financial results for the year ended December 31, 2023 on January 30, 2024 and the Compensation Committee granted annual stock options on January 31, 2024, one business day following the earnings release. The Compensation Committee believes that the Company was not in possession of material nonpublic information after the release of earnings and that the public markets had a sufficient of time to absorb the Company’s earnings results.

The following table presents information regarding stock options awarded to our named executive officers in 2024, during any period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K disclosing material non-public information (other than a current report on Form 8-K disclosing a material new stock option award under Item 5.02(e) of such Form 8-K), and ending one business day after the filing or furnishing of such report with the SEC.

Name	Grant date	Number of securities underlying the award	Exercise price of the award ($/ Sh)	Grant date fair value of the award	Percentage change in the closing market
price of the securities underlying the
award between the trading day ending
immediately prior to the disclosure of
material nonpublic information and the
trading day beginning immediately
following the disclosure of material
					nonpublic information
(a)	(b)	(c)	(d)	(e)	(f)
Michael T. Speetzen	01/31/24	111,803	89.96	3,554,217	(3%)
Robert P. Mack	01/31/24	34,603	89.96	1,100,029	(3%)
Stephen L. Eastman	01/31/24	25,166	89.96	800,027	(3%)
Michael D. Dougherty	01/31/24	25,166	89.96	800,027	(3%)
James P. Williams	01/31/24	20,369	89.96	647,531	(3%)
Steven D. Menneto	01/31/24	34,603	89.96	1,100,029	(3%)
Kenneth J. Pucel	-	-	-	-	-

Nonqualified Deferred Compensation

We sponsor a 401(k) Plan that allows employees to make plan contributions on a pre-tax basis. Employees are automatically enrolled at 5% of covered compensation and can affirmatively elect to contribute 0-50% of covered compensation into the 401(k) Plan. We match employee contributions dollar-for-dollar up to 5% of base salary and AIP deferrals. Although NEOs are eligible to participate in the 401(k) Plan, the application of the annual compensation limit under Section 401(a)(17) of the Code significantly limits NEOs’ contributions under the 401(k) Plan. The SERP provides executives who participate in the 401(k) Plan with the opportunity to defer up to 100% of their base salary, up to 100% of amounts payable under the AIP, and PRSUs and RSUs, into the SERP. Typically, base salary and AIP deferral contributions are matched by the Company as if they had been made under the 401(k) Plan on a dollar-for-dollar basis up to 5% of covered compensation. The SERP is intended solely to increase contributions limited because of the application of the annual compensation limit under Section 401(a)(17) of the Code to the 401(k) Plan.

60	- 2025 Proxy Statement

Executive Compensation

Nonqualified Deferred Compensation

The following table sets forth information regarding the contributions by each NEO and the Company to the SERP, as well as information regarding earnings, aggregate withdrawals and distributions and balances under the SERP, for each NEO as of and for the fiscal year ended December 31, 2024.

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Michael T. Speetzen	281,930	79,747	(229,930)	–	2,825,685
Robert P. Mack	116,650	41,075	61,133	(22,625)	1,522,150
Stephen Eastman	707,432	32,231	(354,863)	–	6,216,625
Michael D. Dougherty	44,111	26,861	485,802	–	8,399,231
James P. Williams	183,078	25,203	(508,510)	–	9,233,714
Steven D. Menneto	45,770	28,520	300,651	(14,950)	2,929,784
Kenneth J. Pucel	1,348,166	18,331	195,244	(228,350)	4,270,575
(1)	These amounts represent elective contributions into the SERP during 2024 of a portion of base salary earned during 2024 and a portion of incentive compensation earned in 2023 and payable during 2024 under the AIP and/or pursuant to the PRSU or RSU awards to each of the NEOs. The amount of any base salary deferred is included in the amount reported in the 2024 Salary column of the Summary Compensation Table and the amount of any annual incentive deferred is included in the amount reported in the 2024 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The amount of any PRSU or RSU settlement that is deferred does not necessarily correspond to the grant date fair value of that PRSU award reported in the Summary Compensation Table in the year the award was granted. Deferrals related to amounts otherwise payable in 2024 (even if considered earned in 2023) will be shown as executive contributions for 2024.
(2)	These amounts represent Company matching contributions to the SERP during 2024. The amount in this column for each NEO is included in the “All Other Compensation” column of the Summary Compensation Table for 2024.
(3)	These amounts represent earnings or losses during 2024 credited to the respective NEOs’ SERP accounts. None of these amounts are included in compensation reported in the Summary Compensation Table because none of the earnings are considered to be “above market.”
(4)	Of the aggregate balances shown, the following amounts were previously reported as salary, annual incentive compensation, LTIP award compensation or all other compensation in Summary Compensation Tables covering fiscal years prior to 2024: Mr. Speetzen, $2,516,351; Mr. Mack, $1,080,793; Mr. Eastman $4,996,146; Mr. Williams $194,496; Mr. Menneto $427,922; and Mr. Pucel, $2,864,791.

PRSUs and RSUs deferred into the SERP are held by the Company for 6 months and one day, at which time shares in settlement of the PRSUs and RSUs are paid to the participant in their SERP account. The shares can be sold, with proceeds invested in the investment options available under the SERP. The SERP account of each NEO is deemed to be invested in the fund(s) designated by the NEO. For this purpose, the NEOs may choose among the same funds that are available to our employees generally under the 401(k) Plan or self-direct any portion of their investments. Deemed investment earnings and losses are applied to each NEO’s SERP account based upon the performance of the applicable investment fund. At December 31, 2024, accounts of the NEOs were invested in the following funds:

2025 Proxy Statement	61

Executive Compensation

Nonqualified Deferred Compensation

American Funds EuroPacific Growth Fund® Class R-6	Vanguard Institutional Index Fund Institutional Plus Shares
T. Rowe Price International Discovery Fund I Class	Vanguard Institutional Target Retirement 2030 Fund Institutional Shares
Fidelity® Investments Money Market Treasury Only - Institutional Class	Vanguard Institutional Target Retirement 2035 Fund Institutional Shares
Fidelity Global Index ex. U.S. Index Fund	Vanguard Mid-Cap Index Fund Institutional Shares
Fidelity Total Bond Fund	Vanguard Small-Cap Index Fund Institutional Shares
DWS RREEF Real Assets Fund - Class R6	Vanguard Total Bond Market Index Fund Institutional Shares
Polaris Stock Fund	Allspring Special Small Cap Value Fund - Class R6
Neuberger Berman Small Cap Growth Fund R6 Class	BlackRock Strategic Global Bond Fund, Inc. Institutional Shares
MFS Mid Cap Value Fund Class R6

The return on these funds ranged from -37.18% to 26.17% in 2024. Under the SERP, NEOs may elect to receive distributions (i) 6 months following separation of service or one year after separation of service; (ii) upon the attainment of a certain age, designated by the NEO, between 59 ½ to 70 ½, provided that the NEO will not attain the designated age for at least 3 years after his election; or (iii) the earlier or later of (i) or (ii). NEOs may elect to receive the distribution in a lump sum or in monthly, quarterly or annual installments over a period not to exceed 10 years. If the installment method is elected, the NEO’s account will continue to be credited with a prorated amount of deemed investment earnings during the period.

62	- 2025 Proxy Statement

Potential Payments Upon Termination or Change In Control

Our NEOs are eligible to receive certain payments and benefits in the event of termination of their employment, including following a change in control pursuant to severance arrangements and equity award agreements with the Company.

Severance Arrangements with Named Executive Officers

We have entered into severance arrangements with our NEOs, which provide certain benefits to the NEOs upon their termination of employment under certain circumstances, including following a change in control.  For this purpose, a “change in control” is deemed to occur if:

●	There is a substantial change in the composition of the Board which causes at least one-half of the Board to consist of new directors that were not nominated by the Company; or
●	A third party acquires ownership of 35% or more of our common stock, unless such acquisition is approved by the Board of Directors; or
●	We engage in certain extraordinary corporate events (such as a liquidation, dissolution, reorganization, merger or sale of all or substantially all of our assets), unless we are the surviving entity after such transaction or at least one-half of our Board members continue to serve as directors of the surviving entity after such transaction, as applicable.

Under the severance arrangements, a NEO will be considered to have been terminated without cause if they are terminated other than for willful and continued nonperformance, conviction of a felony or other misconduct or detrimental actions as specified in the applicable agreement. A NEO will be considered to have terminated their employment for good reason if they terminate employment due to a material reduction in title, authority, responsibilities or base compensation, a material change in the location of their principal place of employment or nonperformance by the Company of any material obligations owed to them, all as specified in the applicable agreement.

Severance Agreements with NEOs

Change in Control Related Payments

We have entered into severance agreements with our NEOs which provide that if upon or within 24 months after a change in control, any of such NEOs terminates employment for good reason or if their employment is terminated by the Company without cause, then the NEO will be entitled to:

●	A lump sum cash payment equal to 200% of (or 2x) the average annual cash compensation (including base salary and cash incentives under the AIP) for the three fiscal years (or lesser number of fiscal years if employed for a shorter duration) immediately preceding such termination; and
●	Any earned but unpaid cash incentive awards under the AIP for the preceding fiscal year.

For all NEOs, no cash incentive award will be paid for any part of the fiscal year in which the termination occurs.

Non-Change in Control Termination Related Payments

Under the severance agreements, a non-change in control termination is deemed to occur if the NEO is terminated by the Company without cause other than in connection with a change in control. In the event of a non-change in control termination, the NEO will be entitled to:

●	The sum of (i) 100% of (or 1x) his annual base salary as of the termination date plus (ii) the amount of the cash incentive award under the AIP that was paid to the NEO for the fiscal year immediately preceding the fiscal year in which the termination takes place.
●	Any earned but unpaid cash incentive award under the AIP for the preceding fiscal year.
●	Eligibility for retirement benefits for officers upon attainment of age and service criteria, which are discussed under the caption “Retirement Benefits” on page 47;

2025 Proxy Statement	63

Potential Payments Upon Termination or Change In Control

Equity Award Treatment Upon Termination

●	If the NEO elects to receive benefits under the Consolidated Omnibus Reconciliation Act (“COBRA”), payment for the premiums for coverage of the NEO, his spouse and/or dependents under our group health plans pursuant to COBRA for a one-year period;
●	Reasonable executive outplacement services; and
●	The release of restrictions on all outstanding RSU and PRSU awards for which the performance goal has been met and the performance period has expired.

As a condition to receiving payments and benefits under the severance agreement, the NEOs must execute a general waiver and release of any claims against the Company.

The amounts payable to each NEO under the severance agreements and stock option, RSU, and PRSU awards are quantified in the tables appearing under the caption “Potential Payments to Our Named Executive Officers Upon Termination” on page 65.

Equity Award Treatment Upon Termination

The stock option award agreements for the NEOs provide for full, accelerated vesting of options if employment is terminated due to death or disability or after retirement age. Stock options granted to the NEOs provide for full, accelerated vesting in the event of a change in control only if the options are not continued, assumed or replaced or if they experience a termination of employment without cause or for good reason within one year. The PRSU award agreements for the NEOs provide that a pro-rata portion of the earned PRSUs will vest on the scheduled vesting date if an executive retires, provided the grant occurred at least 12 months prior to the retirement date and notice was given at least one year in advance, and a pro-rata portion of the earned PRSUs will vest on the scheduled vesting date upon death or a qualifying disability. In connection with a change in control, the PRSU award agreements for the NEOs provide for pro-rata accelerated vesting only if the PRSU awards are not continued, assumed or replaced or if an NEO experiences a termination of employment within one year without cause or for good reason. In addition, if an NEO is terminated by the Company without cause or terminates their employment for good reason other than in connection with a change in control, they will be entitled to have vest, at the end of the performance period, a pro rata portion of the units that would otherwise be deemed to have been earned during the performance period. The prorated portion of the earned payout is based on the amount of the performance period that has elapsed as of the date of termination following the change in control. The balance of the award is forfeited. The RSU award agreements for the NEOs provide that the RSUs will continue to vest for the full term of the RSUs if an executive retires (for Mr. Pucel, the RSU agreement provided that the RSU immediately vested when Mr. Pucel retired), provided the grant occurred at least 12 months prior to the retirement date and notice was given at least one year in advance, and the RSUs will continue to vest for the full term of the RSUs upon death or a qualifying disability. Time-based RSU awards are subject to accelerated vesting in the event of a change in control only if the awards are not continued or if the NEO is terminated within one year without cause or for good reason.

Under the equity award agreements, a NEO will be considered to have been terminated without cause or to have terminated his employment for good reason under the same circumstances as described above in connection with the NEOs’ severance arrangements.

The amounts payable to each NEO under the equity award agreements are quantified in the table appearing under the caption “Potential Payments to Our Named Executive Officers Upon Termination” on page 65.

Non-Compete and Non-Solicitation Agreements

The NEOs were required to enter into non-competition agreements as a condition to the receipt of certain equity grants, under which they agree to not engage in competitive activities or soliciting employees for a period of eighteen months following their termination of employment.

64	- 2025 Proxy Statement

Potential Payments Upon Termination or Change In Control

Potential Payments to Our Named Executive Officers Upon Termination

Potential Payments to Our Named Executive Officers Upon Termination

The following tables quantify the amounts and benefits payable to each of the NEOs (other than Messrs. Menneto and Pucel, whose employment terminated during the year) upon termination under various scenarios. In calculating the payments set forth in such tables, we have assumed that (i) the date of termination was December 31, 2024, and (ii) the stock price was $57.62 per share, the closing market price of our common stock on December 31, 2024, the last business day of fiscal year 2024. The tables do not reflect payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination, including:

●	Earned but unpaid base salary through the date of termination;
●	Earned, unused vacation pay through the date of termination;
●	Company matching contributions to the 401(k) Plan in an amount which takes into account the final payouts for base salary, incentive awards under the AIP, if any, and earned, unused vacation;
●	Distributions of plan balances under the Polaris 401(k) Plan; and
●	A life insurance benefit equal to two times base salary up to a maximum of $650,000, payable in the event of termination upon death.

The tables also do not reflect amounts attributable to vested, non-forfeitable equity-based awards or awards that are earned but not vested with a performance period ending December 31, 2024 (see Outstanding Equity Awards at 2024 Fiscal Year-End on page 56), or distributions of plan balances under the SERP (see Nonqualified Deferred Compensation in 2024 on page 63). In addition, the tables do not reflect any applicable tax withholdings or other deductions by the Company from the amounts otherwise payable to the NEOs upon termination of employment. To the extent applicable, the present value of the payments presented in the tables below was calculated using a discount rate of 5%.

We provide a number of lifetime benefits and perquisites to our NEOs upon retirement. For purposes of quantifying the value of such benefits and perquisites in the tables below, we have used an average life expectancy age of 78 for such individuals. The costs of medical and dental coverage are based on current annual premiums multiplied by the number of years between the executive officer’s age and 78 for those that receive it until then. Company parts, garments and accessories coverage is based on the average spent for the NEOs in 2024, based upon grade level, multiplied by the number of years between the executive officer’s age and 78 (for those who receive it).

Mr. Menneto resigned from the Company on July 19, 2024. He forfeited all of his outstanding equity awards in connection with his departure.

Mr. Pucel retired from the Company on April 12, 2024. In connection with his retirement, Mr. Pucel received a payment of $2,319,000, which benefit was part of an inducement for him to join the Company and was a substitute to a comparable retirement benefit he would have received from his prior employer. In addition, Mr. Pucel received full accelerated vesting of stock options and RSUs, and pro-rata continued vesting of PRSUs.

2025 Proxy Statement	65

Potential Payments Upon Termination or Change In Control

Potential Payments to Our Named Executive Officers

Potential Payments to Our Named Executive Officers

	Without Cause Termination by Company ($)	Without Cause Termination Change in Control ($)	Change in Control no Termination ($)	Death or Disability ($)	Retirement ($)
Michael T. Speetzen
Cash Compensation	1,996,948	4,667,671	–	–	–
Annual Cash Incentives(1)	–	–	–	792,585	–
PRSUs(2)	936,728	936,728	–	936,728	–
Stock Options(3)	–	–	–	–	–
RSUs(4)	–	2,718,339	–	2,718,339	–
Medical and Dental Insurance	26,140	–	–	–	–
Polaris Parts, Garments and Accessories	–	–	–	–	–
Total	2,959,816	8,322,738	–	4,447,652	–
Robert P. Mack
Cash Compensation	1,173,500	2,547,093	–	–	–
Annual Cash Incentives(1)	–	–	–	360,500	–
PRSUs(2)	268,279	268,279	–	268,279	–
Stock Options(3)	–	–	–	–	–
RSUs(4)	–	798,556	–	798,556	–
Medical and Dental Insurance	18,813	–	–	–	–
Polaris Parts, Garments and Accessories	–	–	–	–	–
Total	1,460,592	3,613,928	–	1,427,335	–
Stephen L. Eastman
Cash Compensation	994,872	2,110,077	–	–	–
Annual Cash Incentives(1)	–	–	–	306,875	306,875
PRSUs(2)	199,576	199,576	–	199,576	113,023
Stock Options(3)	–	–	–	–	–
RSUs(4)	352,462	608,698	–	608,698	352,462
Medical and Dental Insurance	18,813	–	–	–	64,502
Polaris Parts, Garments and Accessories	–	–	–	–	151,805
Total	1,565,723	2,918,351	–	1,115,149	988,667

66	- 2025 Proxy Statement

Potential Payments Upon Termination or Change In Control

Potential Payments to Our Named Executive Officers

	Without Cause Termination by Company ($)	Without Cause Termination Change in Control ($)	Change in Control no Termination ($)	Death or Disability ($)	Retirement ($)
Michael D. Dougherty
Cash Compensation	887,967	1,891,060	–	–	–
Annual Cash Incentives(1)	–	–	–	296,125	296,125
PRSUs(2)	199,576	199,576	–	199,576	113,023
Stock Options(3)	–	–	–	–	–
RSUs(4)	325,380	570,956	–	570,956	325,380
Medical and Dental Insurance	26,140	–	–	–	74,058
Polaris Parts, Garments and Accessories	–	–	–	–	152,483
Total	1,439,063	2,661,592	–	1,066,657	961,069
James P. Williams
Cash Compensation	856,559	1,844,800	–	–	–
Annual Cash Incentives(1)	–	–	–	225,000	225,000
PRSUs(2)	171,074	171,074	–	171,074	100,929
Stock Options(3)	–	–	–	–	–
RSUs(4)	308,209	515,583	–	515,583	308,209
Medical and Dental Insurance	26,140	–	–	–	54,615
Polaris Parts, Garments and Accessories	–	–	–	–	149,098
Total	1,361,982	2,531,457	–	911,657	837,851
(1)	This amount reflects the pro rata target cash incentive award adjusted for Company performance earned under the AIP by our NEOs for work performed in the fiscal year in which the termination occurs.
(2)	The amounts reflected for our NEOs represent the pro rata target payout for the 2023 and 2024 PRSU awards and assumes the payments would be made by March 2026 and March 2027, respectively. The PRSU awards are accelerated and vest upon a Change in Control only if the award is not continued or the recipient is terminated by the Company without cause or terminates his or her employment for good reason.
(3)	Represents the in-the-money value of unvested and accelerated stock options.
(4)	Represents unvested and accelerated RSUs.

2025 Proxy Statement	67

Pay Ratio Disclosure

As a result of rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), beginning for fiscal years starting January 1, 2017, the SEC requires disclosure of the ratio of the median employee’s annual total compensation to that of our CEO. The Company’s CEO for 2024 was Mr. Speetzen.

As of October 1, 2022, when we identified the median employee, our employee population, including all full-time, part-time, seasonal and temporary workers, consisted of approximately 16,132 individuals, of which 8,566 or approximately 53% were working in the United States, 7,566 or approximately 47% were working outside the United States and 4,980 or approximately 31% were salaried. Given the logistical difficulties and significant difference in the composition of total compensation in our operations in India, China, Japan and Vietnam, we elected to exclude all of our employees in India (304 employees), China (211 employees), Japan (10 employees), and Vietnam (234 employees) from our determination of the median employee. This meant that we excluded a total of 759 employees, or 4.7% of our total employee population, from the calculation. The median employee was selected from an adjusted employee population of approximately 15,373 full-time, part-time, seasonal and temporary workers, consisting of 8,566 employees in the United States and 6,807 employees located outside the United States.

The median employee was identified using gross wages including overtime, vacation, jury duty, and sick time paid during the nine-month period from January 1, 2022 to October 1, 2022, and excluded any variable compensation such as equity awards, bonuses, commissions, and allowances for items such as cell phones and cars for employees which are not widely distributed throughout the employee population. Wages paid in foreign currencies were converted into U.S. dollars using the exchange rate as of October 1, 2022.

For purposes of this disclosure, we did not repeat the process described above again in 2024 because there has been no change in our employee population or employee compensation arrangements that we reasonably believe would significantly impact our pay ratio disclosure. As a result, under SEC rules, we are allowed to again use last year’s median employee for purposes of this year’s pay ratio calculation and disclosure. In 2023, we substituted a new median employee for the 2022 median employee because, due to substantial 2023 compensation changes for the 2022 median employee, it was no longer appropriate to use the 2022 median employee for purposes of this calculation and disclosure (the 2022 median employee would no longer be representative of the median employee during 2023).  As permitted by SEC rules, the new median employee was identified from the same population as the 2022 median employee and has compensation that is substantially similar to that of the median employee originally identified in 2022.

The 2024 annual total compensation for the median employee was calculated using the same methodology used for our NEOs as set forth on the 2024 Summary Compensation Table on page 52. This resulted in the median employee’s annual total compensation in 2024 as shown below.

Annual Total Compensation of Median Employee	$45,708
Annual Total Compensation of CEO (Mr. Speetzen)	$9,026,124

Based on this information for fiscal year 2024, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was approximately 197:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

68	- 2025 Proxy Statement

Pay Versus Performance Disclosure

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of our Company, illustrating pay versus performance, or PVP.

	Summary Compensation Table Total for PEO Wine ($)(1)	Compensation Actually Paid to PEO Wine ($)(1)(4)	Summary Compensation Table Total for PEO Speetzen ($)(2)	Compensation Actually Paid to PEO Speetzen ($)(2)(4)	Avg. Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On:
Year							Company TSR(5)	S&P 1500 Leisure TSR(6)	Net Income ($ in millions(7)	Adjusted EPS ($)(8)
2024	–	–	9,026,124	1,115,331	2,980,095	1,221,006	64.40	87.16	110.8	3.25
2023	–	–	8,873,477	6,091,505	3,084,958	2,296,051	102.50	101.83	502.8	9.16
2022	–	–	8,764,103	7,956,973	3,391,580	3,114,271	106.51	97.46	447.1	10.40
2021	–	–	9,758,906	10,909,327	4,432,529	5,484,661	113.33	139.52	493.9	9.13
2020	8,137,459	4,798,447	–	–	3,293,726	2,696,883	96.20	115.06	124.8	7.74
(1)	2020 principal executive officer (“PEO”): S. Wine
(2)	2021-2024 PEO: M. Speetzen
(3)	The non-PEO named executive officers (NEOs) reflects the following individuals in each year:
2024: R. Mack, K. Pucel, S. Menneto, S. Eastman, M. Dougherty, and J. Williams
2023: R. Mack, K. Pucel, S. Menneto, and S. Eastman
2022: R. Mack, K. Pucel, S. Menneto, and S. Eastman
2021: R. Mack, K. Pucel, S. Menneto, and L. Clark Dougherty
2020: M. Speetzen, K. Pucel, S. Menneto, and S. Eastman
(4)	Compensation Actually Paid (“CAP”) illustrated in the table above for 2024 is calculated by making the following adjustments from the Summary Compensation Table (“SCT”) totals as follows:

Item and Value Added (Deducted)	2024
For PEO:	Speetzen
- SCT “Stock Awards” column value	$3,318,386
- SCT “Option Awards” column value	$3,554,217
+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	$3,443,816
+/- change in fair value (from prior year-end to Covered Year-end) of Covered Year-end outstanding equity awards granted prior to Covered Year	$(4,281,209)
+/- change in fair value (from prior year-end to vesting date in Covered Year) of equity awards granted in years prior to Covered Year that vested in Covered Year	$(200,797)
For Non-PEO Named Executive Officers (Average):
- SCT “Stock Awards” column value	$692,089
- SCT “Option Awards” column value	$741,274
+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	$648,733
+/- change in fair value (from prior year-end to Covered Year-end) of Covered Year-end outstanding equity awards granted prior to Covered Year	$(909,266)
+/- change in fair value (from prior year-end to vesting date in Covered Year) of equity awards granted in years prior to Covered Year that vested in Covered Year	$(65,193)

2025 Proxy Statement	69

Pay Versus Performance Disclosure

Please note that, while similar adjustment information was provided in our 2024 proxy statement for 2020, 2021, 2022 and 2023, under applicable SEC guidance, repeating such adjustment information is not required in this proxy statement because it is not material to our stockholders’ understanding of the information reported in the PVP table for 2024 or the relationship disclosures provided below.

(5)	For each year, our cumulative TSR was calculated for a period beginning with our closing price on NYSE on December 31, 2019 through and including the last day of such year (each one-year, two-year, three-year, four-year, and five-year period, a “Measurement Period”), assuming dividend reinvestment. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of the Measurement Period to produce the year-end value of such investment as of the end of 2024, 2023, 2022, 2021 and 2020, as applicable. Because years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.
(6)	For purposes of this PVP disclosure, our peer group is the S&P 1500 Leisure Index (“PVP Peer Group”). For each year, PVP Peer Group cumulative TSR was calculated based on a deemed fixed investment of $100 through the Measurement Period, assuming dividend reinvestment for the PVP Peer Group.
(7)	Net Income is the amount reported in the Company’s audited financial statements for the applicable year.
(8)	Adjusted EPS is calculated as $3.25. For more information on how this financial performance measure is determined, see page 35.

The charts below describe the relationship between the PEO and other NEOs’ CAP to the Company’s Total Shareholder Return, Net Income and adjusted EPS, as disclosed in the table above, as well as the relationship between Company Total Shareholder Return and Peer Group Total Shareholder Return.

The following table lists the three financial performance measures that we believe represent the most important financial performance measures we used to link compensation actually paid to our NEOs for 2024 to our performance:

Most Important Performance Measures
Total Shareholder Return (TSR)
Net Income
Adjusted Earnings per Diluted Share (EPS)

70	- 2025 Proxy Statement

Equity Compensation Plan Information

Our stockholders have approved our 1995 Stock Option Plan, Employee Stock Purchase Plan, Deferred Compensation Plan for Directors, 2017 Omnibus Incentive Plan and 2024 Omnibus Incentive Plan. Awards may currently be made only under the 2024 Omnibus Incentive Plan and the Employee Stock Purchase Plan.

We do not have any equity compensation plans outstanding that have not been approved by stockholders.

The following table sets forth certain information as of December 31, 2024, with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	4,053,841(1)(2)	103.66(3)	8,852,474(4)
Equity compensation plans not approved by security holders	None	N/A	None
Total	4,053,841	103.66	8,852,474
(1)	Includes 2,685,251 shares issuable upon exercise of outstanding stock options, 755,754 shares issuable upon settlement of outstanding RSUs, 341,826 shares issuable upon settlement of outstanding PRSUs, 158,295 shares issuable upon settlement of deferred stock units and accompanying dividend equivalent units issued under the Omnibus Plan to non-employee directors and 112,715 shares issuable upon settlement of CSEs awarded to non-employee directors under the Deferred Compensation Plan for Directors. The actual number of PRSUs that will be earned depends on our financial performance over a period of time. This number may overstate potential dilution due to performance awards being reported based upon potential maximum achievement.
(2)	The weighted average remaining contractual life of outstanding options was 4.6 years as of December 31, 2024. Unvested stock options, RSUs and PRSUs do not receive dividend equivalents.
(3)	Reflects the weighted-average exercise price of outstanding options. There is no exercise price for outstanding deferred stock units, RSUs, CSEs or PRSUs.
(4)	A total of 7,473,532 shares were available under the Polaris Inc. 2024 Omnibus Incentive Plan (the Omnibus Plan pool is decreased by three shares for every one share subject to a full-value award), which shares may be issued other than upon the exercise of an option, warrant or right, and a total of 1,378,942 shares were available under the Employee Stock Purchase Plan.

2025 Proxy Statement	71

Proposal 2 — Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

As required pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve the compensation of our Named Executive Officers (NEOs) as disclosed in this Proxy Statement. As described in the Compensation Discussion and Analysis (CD&A), our executive compensation philosophy and programs align executive compensation decisions with our desired business direction, strategy and performance. The primary objectives and priorities of the compensation program include:

●	Emphasizing variable compensation that is tied to our financial and stock price performance to generate and reward superior individual and collective performance;
●	Linking executives’ incentive goals with the interests of our stockholders, providing equity-based forms of compensation and establishing specific stock ownership guidelines for key management employees;
●	Supporting and rewarding executives for consistent performance over time and achievement of our long-term strategic goals; and
●	Attracting and retaining highly qualified executives whose abilities are critical to our success and competitive advantages.

At the 2023 Annual Meeting, stockholders voted to continue to hold an advisory “Say-on-Pay” vote on an annual basis. As such, our stockholders have a right to cast an advisory vote on our executive compensation program at the Annual Meeting. The next Say-on-Pay vote is expected to be held at the 2026 Annual Meeting. As a result, we are presenting this proposal, which gives you, as a stockholder, the opportunity to vote on the following resolution:

“RESOLVED, that the stockholders approve the compensation of Polaris Inc. NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in this Proxy Statement.”

The Board urges stockholders to endorse the compensation programs for our NEOs by voting “FOR” the resolution.

As discussed in the CD&A contained in this Proxy Statement, the Compensation Committee of the Board believes that the executive compensation provided for 2024 is reasonable and consistent with our pay for performance philosophy. Compensation for the year is established in January or February and is guided by the prior year performance as well as projections for the forthcoming year. In deciding how to vote on this proposal, the Board advises you to consider our pay for performance philosophy coupled with the factors related to the compensation of our NEOs in fiscal 2024, each of which is discussed in the CD&A.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board and the Compensation Committee will carefully review the voting results. To the extent there is any significant negative vote on this proposal, we may consult directly with stockholders to better understand the concerns that influenced the vote. The Board and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs.

The Board, upon recommendation of the Compensation Committee, unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers.

72	- 2025 Proxy Statement

Proposal 3 — Adoption of Amended and Restated Certificate of Incorporation

Background

Stockholders are being asked to approve a proposed amendment and restatement of the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) in the form attached to this proxy statement as Appendix B (the “Proposed Restated Certificate”). The Proposed Restated Certificate would amend the Certificate of Incorporation to eliminate the definition of “cause” included in Article X, Paragraph 2 of the Certificate of Incorporation with respect to the removal of directors. The Proposed Restated Certificate also would make other technical and administrative amendments to the Certificate of Incorporation. As part of its routine governance review process and after discussions with certain stockholders, the Board has reviewed the Company’s Certificate of Incorporation and approved, and recommended that stockholders approve, the Proposed Restated Certificate.

Appendix B sets forth the Proposed Restated Certificate. By approving this Proposal 3, stockholders will be deemed to have approved the full Proposed Restated Certificate, including the technical and administrative amendments thereto. If adopted by the Company’s stockholders, the Proposed Restated Certificate would become effective upon the filing of the Proposed Restated Certificate with the Secretary of State of the State of Delaware. The Company intends to make such filing promptly following the Annual Meeting.

Effect of the Charter Amendment

If this Proposal No. 3 is approved, directors will continue to be removed from office only with cause and only by the affirmative vote of not less than seventy-five percent (75%) of the voting power of all outstanding shares entitled to vote, voting together as a single class, however, our governing documents will not include a definition of the types of activities that constitute “cause” for such removal. Accordingly, stockholders will have increased flexibility in determining whether there is appropriate cause for a director’s removal.

Required Vote

Approval of this Proposal No. 3 requires the affirmative vote of the holders of at least 75% in voting power of all the then outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class. The approval of this Proposal No. 3 is not conditioned upon approval of any other proposal.

The Board unanimously recommends that you vote FOR the proposal to adopt the Charter Amendment.

2025 Proxy Statement	73

Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for fiscal 2025, and the Board is asking stockholders to ratify that appointment. Although current law, rules and regulations, as well as the Audit Committee Charter require our independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board considers the appointment of an independent registered public accounting firm to be an important matter of stockholder concern and considers a proposal for stockholders to ratify such appointment to be an opportunity for stockholders to provide direct feedback to the Board on a significant issue of corporate governance.

If the appointment of EY as our independent registered public accounting firm for fiscal 2025 is not ratified by our stockholders, the Audit Committee will review its future appointment of an independent registered public accounting firm in the light of that vote result.

Representatives of EY will be present at the virtual Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board, upon recommendation of the Audit Committee, unanimously recommends a vote FOR the ratification of the appointment of Ernst &Young LLP as our independent registered public accounting firm for fiscal 2025.

74	- 2025 Proxy Statement

Audit Committee Report

The Audit Committee reports to and acts on behalf of the Board by providing oversight of (1) the integrity of our financial statements, (2) the effectiveness of the Company’s internal controls over financial reporting, (3) our compliance with legal and regulatory requirements, (4) the independent registered public accounting firm’s performance, qualifications and independence and (5) the responsibilities, performance, budget and staffing of our internal audit function. The Audit Committee is comprised of five directors, all of whom meet the standards of independence adopted by the SEC and the NYSE.

In performing the Audit Committee oversight responsibilities, we have reviewed and discussed our audited financial statements for the year ended December 31, 2024 with management and with representatives of EY, our independent registered public accounting firm. The Audit Committee also reviewed, and discussed with management and representatives of EY, management’s assessment and report and EY’s report and attestation on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received from our independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with the audit committee concerning independence, and the Audit Committee has discussed the independence of EY with representatives of such firm. The Audit Committee is satisfied that the non-audit services provided to us by the independent registered public accounting firm are compatible with maintaining their independence.

Management is responsible for our system of internal controls and the financial reporting process. EY is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the PCAOB and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the reviews and discussions referred to in this Report, the Audit Committee recommends to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

AUDIT COMMITTEE

Kevin M. Farr, Chair
George W. Bilicic
Gwenne A. Henricks
Darryl R. Jackson
Gwynne E. Shotwell

2025 Proxy Statement	75

Fees Paid to Independent Registered Public Accounting Firm

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by EY for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2023 and December 31, 2024, and fees for other services rendered by EY.

	Fiscal 2023	Fiscal 2024
Audit Fees(1)	$2,831,822	$3,348,000
Audit-Related Fees(2)	$200,700	$109,200
Tax Fees(3)	$115,300	$113,200
All Other Fees	$0	$0
(1)	These fees include amounts for the annual audit of our consolidated financial statements and internal control over financial reporting, statutory audits at certain foreign subsidiaries, and the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q.
(2)	These fees represent amounts reasonably related to the performance of the audit or review of the consolidated financial statements that are not reported under the Audit Fees category such as the audit of employee benefit plans, the issuance of certain industry reports, access to certain research tools and procedures to support the issuance of public debt.
(3)	These fees were primarily related to tax planning and compliance services, including assistance related to certain foreign subsidiaries.

Audit Committee Pre-Approval Requirements

The Audit Committee’s charter provides that it has the sole authority to review in advance and grant any pre-approvals of (i) all auditing services to be provided by the independent registered public accounting firm, (ii) all significant non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act and the PCAOB and (iii) all fees and the terms of engagement with respect to such services. All audit and non-audit services performed by EY during fiscal 2024 were pre-approved pursuant to the procedures outlined above.

76	- 2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 14, 2025 by each person known to us who then beneficially owned more than 5% of the outstanding shares of our common stock, each director, each nominee for director, each NEO and all current executive officers and directors as a group. As of February 14, 2025, there were 56,099,881 shares of common stock outstanding. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner. The table also includes information with respect to CSEs and deferred stock units credited as of February 14, 2025 to the accounts of each director as described in this Proxy Statement under the heading “Director Compensation” on page 30.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Common Stock Equivalents(14)	Deferred Stock Units(15)
The Vanguard Group(1)	5,807,449	10.35%	-	-
Capital World Investors(2)	5,768,235	10.28%	-	-
BlackRock, Inc.(3)	4,598,902	8.20%	-	-
State Street Corporation(4)	3,200,835	5.71%	-	-
Polaris Inc. Employee Stock Ownership Plan(5)	2,913,834	5.19%	-	-
Michael T. Speetzen(6) Chief Executive Officer	421,590	*	-	-
Robert P. Mack(7) Chief Financial Officer and Executive Vice President - Finance and Corporate Development	158,825	*	-	-
Stephen L. Eastman(8) Former President – Parts, Garments and Accessories (PG&A) and Aftermarket	165,911	*	-	-
Michael D. Dougherty(9) President – On Road and International	169,854	*	-	-
James P. Williams(10) Senior Vice President – Chief Human Resources Officer	237,998	*	-	-
Steven D. Menneto(11) Former President – Off Road	27,347	*	-	-
Kenneth J. Pucel(12) Former Executive Vice President – Global Operations and Chief Technology Officer	529,500	*	-	-
George W. Bilicic Director	4,028	*	9,929	11,181
Kevin M. Farr Director	-	*	374	17,115
Gary E. Hendrickson Director	5,000	*	17,842	22,917
Gwenne A. Henricks Director	1,200	*	12,043	14,674
Darryl R. Jackson Director	-	*	-	4,909
Bernd F. Kessler Director	-	*	21,621	26,418

2025 Proxy Statement	77

Security Ownership of Certain Beneficial Owners and Management

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Common Stock Equivalents(14)	Deferred Stock Units(15)
Lawrence D. Kingsley Director	10,075	*	5,009	14,674
Gwynne E. Shotwell Director	-	*	7,640	9,703
John P. Wiehoff Director	-	*	41,184	36,705
All directors and current executive officers as a group (15 persons)(13)	1,194,985	2.13%	115,642	158,296

* Indicates ownership of less than 1%.

(1)	The address for The Vanguard Group and its subsidiaries (collectively, “Vanguard”) is 100 Vanguard Boulevard, Malvern, PA 19355. Vanguard has shared voting power with respect to 20,658 shares, sole dispositive power with respect to 5,736,224 shares and shared dispositive power with respect to 71,225 shares. This information was reported on a Schedule 13G/A filed by Vanguard with the SEC on February 13, 2024 and is as of December 29, 2023.
(2)	The address for Capital World Investors and its affiliates (collectively, “CapWorld”) is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071. CapWorld, an investment advisor, has sole voting and investment power with respect to 5,768,235 shares. This information was reported on a Schedule 13G/A filed by CapWorld with the SEC on November 13, 2024 and is as of September 30, 2024.
(3)	The address for BlackRock Inc. and its subsidiaries (collectively, “BlackRock”) is 55 East 52nd Street, New York, NY 10055. BlackRock has sole voting power with respect to 4,487,570 shares, and sole dispositive power with respect to 4,598,902 shares. This information was reported on a Schedule 13G/A filed by BlackRock with the SEC on January 25, 2024 and is as of December 31, 2023.
(4)	The address for State Street Corporation and its subsidiaries (collectively, “State Street”) is State Street Financial Center, 1 Congress Street, Boston, MA 02111. State Street has shared voting power with respect to 3,039,505 shares, and shared dispositive power with respect to 3,200,835 shares. This information was reported on a Schedule 13G filed by State Street with the SEC on January 24, 2024 and is as of December 31, 2023.
(5)	The address for the ESOP is 2100 Highway 55, Medina, MN 55340. The ESOP has shared voting and shared dispositive power with respect to 2,913,834.32 shares. This information was reported on a Schedule 13G/A filed by the ESOP with the SEC on February 13, 2024 and is as of December 31, 2023.
(6)	This figure represents: (a) 22,031 outstanding shares owned directly by Mr. Speetzen; (b) 878 shares held by Mr. Speetzen’s family members; (c) 14,430 shares held in the name of the Trustee in connection with the SERP; and (d) options to purchase 384,251 shares, which Mr. Speetzen could exercise within 60 days of February 14, 2025.
(7)	This figure represents: (a) 24,218 outstanding shares owned directly by Mr. Mack; (b) 2,868 shares held in the name of the Trustee in connection with the SERP; and (c) options to purchase 131,739 shares, which Mr. Mack could exercise within 60 days of February 14, 2025.
(8)	This figure represents: (a) 7,132 outstanding shares owned directly by Mr. Eastman; (b) 171 outstanding shares held in the name of the Trustee in connection with the Retirement Savings Plan for the benefit of Mr. Eastman; (c) 17,444 shares held in the name of the Trustee in connection with the SERP; and (d) options to purchase 141,164 shares, which Mr. Eastman could exercise within 60 days of February 14, 2025.
(9)	This figure represents: (a) 18,517 outstanding shares owned directly by Mr. Dougherty; (b) 36,007 shares held by Mr. Dougherty’s family members; (c) 4,733 shares held by Mr. Dougherty in the ESOP; (d) 8,256 shares held in the name of the Trustee in connection with the SERP; and (e) options to purchase 102,341 shares, which Mr. Dougherty could exercise within 60 days of February 14, 2025.
(10)	This figure represents: (a) 10,345 outstanding shares owned directly by Mr. Williams; (b) 34,104 shares held in the name of the Trustee in connection with the SERP; and (c) options to purchase 193,549 shares, which Mr. Williams could exercise within 60 days of February 14, 2025.
(11)	This figure represents: (a)18,690 outstanding shares owned directly by Mr. Menneto; (b) 8,582 shares held by Mr. Menneto in the ESOP; and (c) 75 shares held in the name of the Trustee in connection with the SERP.
(12)	This figure represents: (a) 55,170 outstanding shares owned directly by Mr. Pucel; (b) 938 outstanding shares held in the name of the Trustee in connection with the Retirement Savings Plan for the benefit of Mr. Pucel; (c) 7,324 shares held in the name of the Trustee in connection with the SERP; and (d) options to purchase 466,068 shares, which Mr. Pucel could exercise within 60 days of February 14, 2025.
(13)	This figure represents: (a) the outstanding and attainable shares, restricted stock units and options discussed in the preceding footnotes (6) through (10); 2,222 outstanding shares beneficially owned directly or indirectly by other executive officers; (b) 157 shares held in the ESOP by other executive officers; and (c) options to purchase 18,125 shares, which the other executive officers could exercise within 60 days of February 14, 2025.
(14)	Represents the number of CSEs credited as of February 14, 2025 to the accounts of each non-employee director and the accompanying dividend equivalent units, as maintained by us under the Polaris Inc. Deferred Compensation Plan for Directors. A director will receive one share of common stock for every CSE and dividend equivalent unit held by that director upon his or her termination of service as a member of the Board or upon a change of control of our Company or such later date as elected by the Director.
(15)	Represents the number of deferred stock units awarded to each of the non-employee directors under the 2024 Omnibus Incentive Plan and the accompanying dividend equivalent units. A director will receive one share of common stock for every deferred stock unit and dividend equivalent unit upon his or her termination of service as a director or upon a change in control of our Company.

78	- 2025 Proxy Statement

Questions and Answers about the Annual Meeting and Voting

Q:	Who is soliciting my proxy, and why?
A:	Polaris is soliciting proxies for use at the Annual Meeting, including any postponements or adjournments. The proxy materials were first mailed to you beginning on or about March 19, 2025. The Proxy Statement summarizes the information you need to vote at the Annual Meeting.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?
A:	“Notice and Access” rules adopted by the SEC permit us to furnish proxy materials, including this Proxy Statement and our Annual Report for 2024, to our stockholders by providing electronic access to such documents rather than printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will tell you how to access and review all the proxy materials and how to submit your proxy online. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail will remain in effect until you revoke it.

Q:	Who can vote?
A:	You can vote if you were a stockholder at the close of business on the record date of March 10, 2025. There were a total of 55,900,510 shares of our common stock outstanding on that date.

Q:	What constitutes a quorum to conduct business at the Annual Meeting?
A:	A majority of the outstanding shares on the record date is necessary to constitute a quorum for the transaction of business at the Annual Meeting. If you submit a valid proxy or join the virtual Annual Meeting, your shares will be counted to determine whether there is a quorum. A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining whether there is a quorum.

2025 Proxy Statement	79

Questions and Answers about the Annual Meeting and Voting

Q:	What am I voting on, what vote is required to approve each proposal and how does the Board recommend I vote?
A:	The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation	Broker Discretionary Voting Allowed(1)	Impact of Abstention
Proposal 1 — Elect three Class I directors for three-year terms ending in 2028	Majority of votes cast (votes cast “For” must exceed votes cast “Against”(2))	FOR, AGAINST, ABSTAIN	FOR	No	NONE
Proposal 2 — Approve, on an advisory basis, the compensation of our Named Executive Officers	We will consider our stockholders to have approved the compensation of our Named Executive Officers if there are more votes cast “For” the proposal than “Against”	FOR, AGAINST, ABSTAIN	FOR	No	AGAINST
Proposal 3 - Adopt the Amended & Restated Certificate of Incorporation	Affirmative vote of the holders of at least 75% in voting power of all of the outstanding shares of our capital stock	FOR, AGAINST, ABSTAIN	FOR	No	AGAINST
Proposal 4 — Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025	Majority of votes present in person (i.e., online) or by proxy and entitled to vote on this item	FOR, AGAINST, ABSTAIN	FOR	Yes	AGAINST

(1)	If you are a beneficial owner and do not provide your broker with specific voting instructions, your broker will only be permitted to vote on Proposal 4 and there will be a so-called “broker non-vote” with respect to your shares on Proposals 1, 2 and 3. Your shares covered by such a “non-vote” proxy will be deemed present at the meeting for purposes of determining a quorum, but will have no effect on the vote for Proposals 1 and 2 and will have the effect of a vote against Proposal 3. If a quorum for the Annual Meeting could not be established without including broker non-votes, then the broker non-votes required to establish the minimum quorum would have the same effect as votes against Proposal 4.
(2)	A majority voting standard is applicable only to uncontested elections. If there are more nominees than directors to be elected, then our Certificate of Incorporation provides that a plurality voting standard is applicable.

80	- 2025 Proxy Statement

Questions and Answers about the Annual Meeting and Voting

Q:	How do I cast my vote?
A:	If you are a stockholder of record (that is, if your shares are owned in your name), you may vote:

●	Online at www.proxyvote.com by 11:59 p.m. Eastern Time on April 30, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 28, 2025 for shares held in a plan;
●	By telephone (within the U.S. or Canada) toll-free at 1-800-690-6903 by 11:59 p.m. Eastern Time on April 30, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 28, 2025 for shares held in a plan;
●	By mail, by completing, signing, dating and mailing the proxy card in the envelope provided if you receive paper materials; or
●	By attending the virtual Annual Meeting and voting online at www.virtualshareholdermeeting.com/PII2025.

Whichever method you use, the individuals identified as your proxies will vote your shares in accordance with your instructions. If you submit a proxy without giving specific voting instructions, the individuals identified as your proxies will vote those shares as recommended by the Board. By submitting your proxy, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting.

If you are a “street name” stockholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee describing how to vote your shares. We encourage you to providing your voting instructions promptly so that your shares are counted. If you do not provide voting instructions, your bank or broker will only be permitted to vote your shares with respect to Proposal 3.

You cannot vote by marking the Notice and returning it.

Q:	Can I revoke or change my vote?
A:	You can revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by:

●	Submitting a new proxy with a more recent date by (1) following the telephone voting instructions; (2) following the Internet voting instructions; or (3) completing, signing, dating and returning a new proxy card to us;
●	Giving written notice of revocation to our Corporate Secretary at Polaris Inc., 2100 Highway 55, Medina, Minnesota 55340; or
●	Voting online during the annual meeting.

Q:	Why is this Annual Meeting only virtual and how do I attend?
A:	We have been hosting virtual annual meetings since 2018, and believe they offer many benefits, including expanded access and cost savings for our stockholders and us. We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Stockholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PII2025. See the question below for further details on how to submit questions. To attend and participate in the Annual Meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or proxy card. The Annual Meeting will begin promptly at 9:00 a.m. Central Time and access to the meeting website will be available at 8:45 a.m. Central Time. The Annual Meeting platform is fully supported across browsers (Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Attendees should allow plenty of time to log in and verify that they can hear streaming audio prior to the start of the Annual Meeting.

For technical assistance on the day of the Annual Meeting, please call the support line at 800-986-0822 (Toll Free) or 303-562-9302 (International Toll).

Q:	Can I submit questions? If so, how?
A:	Stockholders who wish to submit a question to Polaris for the meeting may do so live by typing it in the dialog box provided at any point during the meeting until the floor is closed to questions. Questions pertinent to the Annual Meeting that comply with the meeting Rules of Conduct will be answered during the meeting, subject to time constraints. If we do not have time to respond to a stockholder’s properly submitted question , we will respond directly to that stockholder using the contact information provided. The Rules of Conduct will be available on the meeting website.

2025 Proxy Statement	81

Questions and Answers about the Annual Meeting and Voting

Q:	Who will count the votes?
A:	Broadridge Financial Solutions, our independent proxy tabulator, will count the votes. A representative of Broadridge Financial Solutions and the Company’s Vice President and Corporate Controller, will act as inspectors of election for the meeting.

Q:	Is my vote confidential?
A:	All proxies and all vote tabulations that identify an individual stockholder are confidential. Your vote will not be disclosed, except:

●	to allow Broadridge Financial Solutions to tabulate the vote;
●	to allow the Company’s Vice President and Corporate Controller, and a representative of Broadridge Financial Solutions to certify the results of the vote; and
●	to meet applicable legal requirements.

Q:	What happens if I don’t vote the shares that I own?
A:

For shares registered in your name. If you do not vote shares that are registered in your name, either by giving your proxy or voting online at the Annual Meeting, your shares will not be counted in determining the presence of a quorum or in determining the outcome of the vote on any proposals presented at the Annual Meeting.

For shares held in street name. If you do not submit voting instructions to your broker, then your shares will not be counted except with respect to ratification of the selection of our independent registered public accounting firm.

For shares held in certain employee plans. If you hold shares in the ESOP or the 401(k) Plan and you do not submit your voting instructions, those shares will be voted in the manner described in the following question.

Q:	How are common shares in the Polaris Employee Stock Ownership Plan and the Polaris 401(k) Retirement Savings Plan voted?
A:	If you hold shares of common stock through the ESOP or the 401(k) Plan, your proxy card will instruct the applicable trustee how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the instructions the trustee actually receives from other plan participants.

Q:	What does it mean if I get more than one Notice or proxy card?
A:	Your shares are probably registered in more than one account. You should provide voting instructions for all Notices and proxy cards you receive.

Q:	How many votes can I cast?
A:	You are entitled to one vote per share on all matters presented at the meeting.

Q:	How is this proxy solicitation being conducted?
A:	We engaged Alliance Advisors, LLC to assist in the distribution of proxy materials and the solicitation of votes for a fee of $18,500, plus out-of-pocket expenses. We will pay for the cost of soliciting proxies, and we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. In addition, some of our employees may solicit proxies. Alliance Advisors, LLC and our employees may solicit proxies in person, by telephone and by mail. Our employees will not receive special compensation for these services.

82	- 2025 Proxy Statement

Submission of Shareholder Proposals and Nominations

If you want Polaris to include a proposal in our proxy statement and form of proxy for presentation at our 2026 Annual Meeting of Stockholders, the proposal must be submitted in writing and received by our Corporate Secretary at our principal executive offices by November 19, 2025. To be considered for inclusion, the proposal must comply with Rule 14a-8 of the Securities Exchange Act of 1934.

If you intend to introduce an item of business or nominate a person as a director at the 2026 Annual Meeting, without including the proposal or nomination in the proxy statement, our Bylaws require that we receive notice of that intention no earlier than January 1, 2026 and no later than January 31, 2026; if however, the date of the 2026 Annual Meeting is more than 30 days before or 60 days after the anniversary date of the 2025 Annual Meeting, notice by a shareholder is timely only if so received no less than 90 days before the 2026 Annual Meeting or, if later, within 10 days after the first public announcement of the date of the 2026 Annual Meeting.

In either situation described above, the notice to the Company must include the information required by our Bylaws, including, if the item of business does not relate to the nomination of a person to serve as a director, a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, any material interest of the stockholder or any associated person of the stockholder in the business desired to be brought before the meeting, the name and address of the stockholder and any associated person of the stockholder as they appear on our books, and specified information regarding the stockholder’s interests in our capital stock. Notice to the Company of the nomination of a person to serve as a director must include, as applicable, similar information as required above, as well as the name of any director nominee, information about the nominee required by SEC rules, the director nominee’s consent to be named and to serve if elected, and the information required by Rule 14a-19 under the Exchange Act. Address all stockholder proposals or notices of intention to present proposals at the 2026 Annual Meeting to: Polaris Inc., 2100 Highway 55, Medina, Minnesota 55340; Attention: Corporate Secretary.

Cautionary Note Regarding Forward-Looking Statements

In addition to historical information, this proxy statement contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding estimates, projections or goals relating to our business plans and objectives, and statements regarding our environmental and other sustainability plans and goals, and the assumptions upon which those statements are based. Forward-looking statements are generally identified by words such as “believe,” “anticipate,” “expect,” “estimate” or words of similar import. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including, but not limited to, our ability to successfully achieve our environmental and other goals and targets within the expected timeframe, if at all, and those factors described in our most recently filed Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and in our subsequent Quarterly Reports on Form 10-Q and other filings we may make with the SEC. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. We undertake no obligation to revise or update any forward-looking statement, whether because of new information, future events or otherwise, except as may be required by law.

2025 Proxy Statement	83

Additional Information

Householding

We have adopted a procedure approved by the SEC called householding, which allows us to deliver a single set of our Annual Report on Form 10-K, which includes the Annual Report to Stockholders, Proxy Statement or Notice to stockholders who do not participate in electronic delivery and have the same last name and address. This process helps eliminate duplicate mailings and reduces our printing and mailing costs.

Your household may have received a single set of these proxy materials. If you would like another set, please call toll-free (866) 540-7095 or write to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Annual Reports

Our Annual Report is available on our website at www.polaris.com in the “Investors” section. You may also request a free copy of our Annual Report and Proxy Statement by writing to the Corporate Secretary, Polaris Inc., 2100 Highway 55, Medina, MN 55340, or by calling (763) 542-0500.

By Order of the Board of Directors

Sarah M. Maveus

Vice President, Legal and Assistant Secretary

84	- 2025 Proxy Statement

Appendix A

Non-GAAP Reconciliation of Results

(In Millions, Except Per Share Data), (Unaudited)

	Twelve months ended December 31,
	2024	2023
Sales	$7,175.4	$8,934.4
FTR wind down(1)	(0.7)	–
Adjusted sales	7,174.7	8,934.4
Gross profit	1,466.8	1,959.9
Restructuring(4)	18.7	3.0
Adjusted gross profit	1,485.5	1,962.9
Income before income taxes	140.8	620.4
Distributions from other affiliates(2)	–	(1.4)
Acquisition-related costs(3)	1.4	1.3
Restructuring(4)	23.4	8.2
FTR wind down(1)	11.8	–
Intangible amortization(6)	17.7	17.7
Class action litigation expenses(7)	7.0	8.5
Intangible asset and investment impairment(8)	29.5	–
Adjusted income before income taxes	231.6	654.7
Net income attributable to Polaris Inc.	110.8	502.8
Distributions from other affiliates(2)	–	(1.4)
Acquisition-related costs(3)	1.0	1.0
Restructuring(4)	17.8	6.3
FTR wind down(1)	9.0	–
Intangible amortization(6)	13.5	13.5
Class action litigation expenses(7)	5.4	6.4
Intangible asset and investment impairment(8)	27.3	–
Adjusted net income attributable to Polaris Inc.(9)	184.8	528.6
Diluted EPS attributable to Polaris Inc.	$1.95	$8.71
Distributions from other affiliates(2)	–	(0.02)
Acquisition-related costs(3)	0.02	0.02
Restructuring(4)	0.31	0.11
FTR wind down(1)	0.16	–
Intangible amortization(6)	0.24	0.23
Class action litigation expenses(7)	0.09	0.11
Intangible asset and investment impairment(8)	0.48	–
Adjusted EPS attributable to Polaris Inc.(9)	$3.25	$9.16
Adjusted sales	$7,174.7	$8,934.4

2025 Proxy Statement	85

Appendix A

Non-GAAP Reconciliation of Results

	Twelve months ended December 31,
	2024	2023
Net income	111.2	502.7
Provision for income taxes	29.6	117.7
Interest expense	137.0	125.0
Depreciation	264.4	241.2
Intangible amortization(5)	21.9	17.7
Distributions from other affiliates(2)	–	(1.4)
Acquisition-related costs(3)	1.4	1.3
Restructuring(4)	23.4	8.2
FTR wind down(1)	10.0	–
Class action litigation expenses(7)	7.0	8.5
Intangible asset and investment impairment(8)	29.5	–
Adjusted EBITDA	$635.4	$1,020.9
Adjusted EBITDA Margin	8.9%	11.4%
(1)	Represents adjustments for the wind down of the FTR product line within the Company’s On Road segment
(2)	Represents distributions received related to an impaired investment held by the Company
(3)	Represents adjustments for integration and acquisition-related expenses
(4)	Represents adjustments for corporate restructuring
(5)	Represents amortization expense for intangible assets acquired through business combinations and asset acquisitions
(6)	Represents amortization expense for intangible assets acquired through business combinations
(7)	Represents adjustments for certain class action litigation-related expenses
(8)	Represents impairment charges related to other intangible assets associated with the Company’s Off Road segment and an impairment charge related to an investment held by the Company
(9)	The Company used its estimated statutory tax rate of 23.8% for the non-GAAP adjustments in 2024 and 2023, except for non-deductible items

86	- 2025 Proxy Statement

Appendix B

Amended and Restated Certificate of Incorporation of Polaris Inc.

Polaris Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 27, 2023 (the “Original Certificate”).

2. This Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and restates and amends the provisions of the Original Certificate.

~~1.~~3. The Original Certificate is hereby amended and restated to read in its entirety as follows:

Article I	Name and Purpose

The name of the corporation is Polaris Inc. ~~(hereinafter the “Corporation”)~~. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

Article II	Registered Office

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

~~Article III~~	~~Incorporator~~

~~The name and address of the incorporator are:~~

~~Name Mailing Address~~

~~Sarah Maveus 2100 Highway 55~~

~~Medina, MN 55340~~

~~The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation and the names and mailing addresses of the persons who are to serve as directors until their successors are elected and qualify are attached as Exhibit A hereto.~~

Article III~~IV~~	Capital

The aggregate number of shares of stock the Corporation is authorized to issue is one hundred eighty million (180,000,000), consisting of twenty million (20,000,000) shares of preferred stock, par value of $.01 per share (the “Preferred Stock”) and one hundred sixty million (160,000,000) shares of common stock, par value of $.01 per share (the “Common Stock”).

2025 Proxy Statement	87

Appendix B

Amended and Restated Certificate of Incorporation of Polaris Inc.

All shares of Common Stock shall be voting shares and shall be entitled to one vote per share. Holders of Common Stock shall not be entitled to cumulate their votes in the election of directors and shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation. Subject to any preferential rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive their pro rata shares, based upon the number of shares of Common Stock held by them, of such dividends or other distributions as may be declared by the Board of Directors from time to time and of any distribution of the assets of the Corporation upon its liquidation, dissolution or winding up, whether voluntary or involuntary.

The Board of Directors of the Corporation is hereby authorized to provide, by resolutions adopted by such board for the issuance of Preferred Stock from time to time in one or more classes and/or series, to establish the designation and number of shares of each such class or series, and to fix the relative rights and preferences of the shares of each such class or series, and to the full extent permitted by Section 151 of the DGCL, or any successor provision. Without limiting the generality of the foregoing, the Board of Directors is authorized to provide that shares of a class or series of Preferred Stock are:

(1)	entitled to cumulative, partially cumulative or noncumulative dividends or other distributions payable in cash, capital stock or indebtedness of the Corporation or other property, at such times and in such amounts as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;
(2)	entitled to a preference with respect to payments of dividends over one or more other classes and/or series of capital stock of the Corporation;
(3)	entitled to a preference with respect to any distribution of assets of the Corporation upon its liquidation, dissolution or winding up over one or more other classes and/or series of capital stock of the Corporation in such amount as is set forth in the board resolutions establishing such class or series or as is determined in a manner specified in such resolutions;
(4)	redeemable or exchangeable at the option of the Corporation and/or on a mandatory basis for cash, capital stock or indebtedness of the Corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;
(5)	entitled to the benefits of such sinking fund, if any, as is required to be established by the Corporation for the redemption and/or purchase of such shares by the board resolutions establishing such class or series;
(6)	convertible at the option of the holders thereof into shares of any other class or series of capital stock of the Corporation, at such times or upon the occurrence of such events, and upon such terms, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;
(7)	exchangeable at the option of the holders thereof for cash, capital stock or indebtedness of the Corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;
(8)	entitled to such voting rights, if any, as are specified in the board resolutions establishing such class or series (including, without limiting the generality of the foregoing, the right to elect one or more directors voting alone as a single class or series or together with one or more other classes and/or series of Preferred Stock, if so specified by such board resolutions) at all times or upon the occurrence of specified events; and
(9)	subject to restrictions on the issuance of additional shares of Preferred Stock of such class or series or of any other class or series, or on the reissuance of share of Preferred Stock of such class or series or of any other class or series, or on increases or decreases in the number of authorized shares of Preferred Stock of such class or series or of any other class or series.

Without limiting the generality of the foregoing authorizations, any of the rights and preferences of a class or series of Preferred Stock may be made dependent upon facts ascertainable outside the board resolutions establishing such class or series, and may incorporate by reference some or all of the terms of any agreements, contracts or other arrangements entered into by the Corporation in connection with the issuance of such class or series, all to the full extent permitted by the DGCL. Unless otherwise specified in the board resolutions establishing a class or series of Preferred Stock, holders of a class or series of Preferred Stock shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote and shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation.

Article IV	Classes and Series

In addition to, and not by way of limitation of, the powers granted to the Board of Directors by the DGCL, the Board of Directors of the Corporation shall have the power and authority to fix by resolution any designation, class, series, voting power, preference, right, qualification, limitation, restriction, dividend, time and price of redemption, and conversion right with respect to any stock of the Corporation.

88	- 2025 Proxy Statement

Appendix B

Amended and Restated Certificate of Incorporation of Polaris Inc.

Article V~~I~~	Written Action Without Meeting

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by written action signed by all of the members of the Board of Directors then in office.

Any action required or permitted to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting by written action signed by all of the stockholders entitled to vote on that action. The written action is effective when it has been signed by all of those stockholders, unless a different effective time is provided in the written action.

Article VI~~I~~	Cumulative Voting Denied

No holder of stock of the Corporation shall be entitled to any cumulative voting rights.

Article VII~~I~~	Pre-Emptive Rights Denied

No holder of stock of the Corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class or series of stock of the Corporation allotted or sold or to be allotted or sold and now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of the Corporation, nor any right of subscription to any part thereof.

XArticle VIII~~IX~~	Issuance of Shares to Holders of Another Class or Series

Shares of any class or series of the Corporation, including shares of any class or series which are then outstanding, may be issued to the holders of shares of another class or series of the Corporation, whether to effect a share dividend or split, including a reverse share split, or otherwise, without the authorization, approval or vote of the holders of shares of any class or series of the Corporation.

Article IX	Classification of the Board of Directors

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors shall consist of not less than three nor more than fifteen persons, who need not be stockholders. The number of directors may be increased by the stockholders or Board of Directors or decreased by the stockholders or Board of Directors, provided, however, that any change in the number of directors on the Board of Directors (including, without limitation, changes at annual meetings of stockholders) shall be approved by the affirmative vote of not less than seventy-five percent (75%) of the voting power of all outstanding shares entitled to vote, entitled to be cast by the holders of all then outstanding voting shares, voting together as a single class, unless such change shall have been approved by a majority of the entire Board of Directors. If such change shall not have been so approved, the number of directors shall remain the same. In the event that the Board of Directors shall consist of three or more persons, the directors shall be divided into three classes, designated Class I, Class II and III. Each class shall consist, as nearly as may be possible, of one-third number of directors constituting the entire Board of Directors.

The term of the initial Class I directors shall terminate on the date of the 2025 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2026 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 2024 annual meeting of stockholders. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In

2025 Proxy Statement	89

Appendix B

Amended and Restated Certificate of Incorporation of Polaris Inc.

no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of the year in which the director’s term expires and until a successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any director (including a director named by the Board of Directors to fill a vacancy or newly created directorship) may be removed from office (i) only with cause and (ii) only by the affirmative vote of not less than seventy-five percent (75%) of the voting power of all outstanding shares entitled to vote, voting together as a single class. ~~For purposes of this Certificate of Incorporation, “cause,” with respect to the removal of any director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.~~ Any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director’s predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more classes of preferred or preference stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling vacancies and other features of such directorship shall be governed by or pursuant to the applicable term of the certificate of designation of other instrument creating such class or series of preferred stock, and such directors so elected shall not be divided into classes pursuant to this Article X unless expressly provided by such term.

Notwithstanding any other provisions of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or this Certificate of Incorporation), the affirmative vote of the holders of not less than seventy-five percent (75%) of the voting power of all shares entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article X.

Article X~~I~~	Limitation on Liability of Directors and Officers

To the full extent permitted by the DGCL and any other applicable law currently or hereafter in effect, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any breach of fiduciary duty as a director or officer, as applicable, or other act or omission as a director or officer of the Corporation. No amendment to or repeal of this Article XI shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. If the DGCL is hereafter amended to authorize any further limitations of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

Article XI~~I~~	Election of Directors

Subject to the rights, if any, of the holders of one or more classes or series of preferred or preference stock issued by the Corporation, voting separately by class or series to elect directors in accordance with the terms of such preferred or preference stock, each director shall be elected at a meeting of stockholders by the vote of the majority of the votes cast with respect to the director, provided that directors shall be elected by a plurality of the votes present and entitled to vote on the election of directors if the number of nominees exceeds the number of directors to be elected. For purposes of this Article XII, action at a meeting shall mean action at a meeting which satisfies the notice and quorum requirements imposed by the bylaws of the Corporation, except as otherwise provided by law, and a majority of the votes cast means that the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the Corporation that are voted “for” a director must exceed the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the Corporation that are voted “against” that director.

90	- 2025 Proxy Statement

Appendix B

Amended and Restated Certificate of Incorporation of Polaris Inc.

Article XII~~I~~	Amendments

Any bylaw of the Corporation may be amended or repealed by the Board of Directors, provided that, after adoption of the initial bylaws, the Board of Directors shall not adopt, amend, or repeal a bylaw fixing a quorum for meetings of stockholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office. The Board of Directors may adopt or amend a bylaw to increase the number of directors.

Article XIII~~V~~	Effectiveness

This Certificate of Incorporation shall become effective on ~~April 28, 2023~~the date of filing with the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by the undersigned duly authorized officer on this                   day of                    , 2025.

POLARIS INC.

By:_______________________________

Name:

Title:

2025 Proxy Statement	91

Polaris Inc.
2100 Highway 55
Medina, MN 55340

763-542-0500
763-542-0599
www.polaris.com

POLARIS
Think Outside

ATTN: JC WEIGELT

POLARIS INC.

2100 HIGHWAY 55

MEDINA, MN 55340

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 30, 2025 for shares held directly and by 11:59 P.M. Eastern Time on April 28, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PII2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 30, 2025 for shares held directly and by 11:59 P.M. Eastern Time on April 28, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V64747-P24557	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

POLARIS INC.

The Board of Directors recommends you vote FOR the nominees listed in Proposal 1:
1.	The election of three Class I directors for three-year terms ending 2028
	Nominees	For	Against	Abstain

	1a. Bernd F. Kessler	☐	☐	☐

	1b. Lawrence D. Kingsley	☐	☐	☐

	1c. Gwynne E. Shotwell	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4:		For	Against	Abstain

2.	Advisory vote to approve the compensation of the Company’s Named Executive Officers	☐	☐	☐

3.	Adoption of Amended and Restated Certificate of Incorporation	☐	☐	☐

4.	Ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm for fiscal 2025	☐	☐	☐

Please sign exactly as your name(s) appear(s) on the proxy. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such. If signing for a corporation, provide the name of the corporation and your full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

V64748-P24557

POLARIS INC.
Annual Meeting of Stockholders
May 1, 2025 9:00 AM, CT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Sarah M. Maveus and Robert P. Mack, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of POLARIS INC. that the stockholder(s) held of record at the close of business on March 10, 2025 and is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CT on May 1, 2025, at www.virtualshareholdermeeting.com/PII2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If no such direction is given, this proxy will be voted in accordance with the Board of Directors’ recommendations. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Continued and to be signed on reverse side